AGREEMENT FOR PURCHASE AND SALE OF ASSETS
                              BY AND BETWEEN
                         READ-RITE CORPORATION AND
                            CENSTOR CORPORATION

     This AGREEMENT FOR PURCHASE AND SALE OF ASSETS (the "Agreement") is made and entered into as of March 29, 1996 by and between Censtor
Corporation, a California corporation (the "Seller"), and Read-Rite Corporation, a Delaware corporation (the "Buyer").

                                 RECITALS

     A. Seller is engaged in the business of designing, manufacturing and selling magnetic recording heads for use in disk drives.

     B. Buyer desires to purchase at the Closing (as hereinafter defined) certain specified assets of Seller, but to assume only certain specified liabilities of Seller, all in accordance with the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                 SECTION 1

I. DEFINITIONS. Capitalized terms in this Agreement shall have the meanings stated in this Section 1 or defined elsewhere in this Agreement. A reference to a particular Exhibit is to an Exhibit to this Agreement, each of which is incorporated into and made a part of this Agreement by that reference. A reference to a particular Section is to a Section of this Agreement.

     "Allocation Schedule" shall have the meaning set forth in Section 3.6.

     "Assets" shall have the meaning set forth in Section 2.1.

     "Assumed Contracts" shall have the meaning set forth in Section 3.5.

     "Assumed Liabilities" shall have the meaning set forth in Section 3.5.

     "CERCLA" shall mean the federal Comprehensive Environmental Response, Compensation, and Liability Act.

     "Claims" shall mean any and all personal injury, property damage, nuisance, tort, contract or other claims, actions or demands brought at any time, any and all demands, actions or claims for investigations, remediation, removal, closure or other action with respect to Hazardous Substances, and any and all other suits, demands, actions, fines, penalties, claims, enforcement actions, Liens, Liabilities, damages, deficiencies, injunctions, attorneys' fees, experts' fees, costs and expenses imposed, threatened, paid or incurred at any time, whether foreseeable or unforeseeable, conditional or unconditional.

     "Closing" and "Closing Date" shall have the respective meanings set forth in Section 4.1.

     "Code" shall have the meaning set forth in Section 3.6.

     "Compensation" shall mean all base straight time gross earnings, commissions, overtime, shift premium, incentive compensation, incentive payments, bonuses, health insurance benefits, payroll taxes and other withholdings, and other compensation related amounts paid or accrued with respect to any Employee.

     "Disclosure Schedule" shall have the meaning set forth in Section 5.1.

     "Employees" shall mean those individuals identified on Exhibit A hereto who were employees of Seller on February 4, 1996 and who became employees of Buyer on February 5, 1996.

     "Environmental Laws" shall mean the common law and all local, state, federal, foreign or international laws, statutes, ordinances, rules, regulations, guidelines, judgments, injunctions, stipulations, decrees, orders, permits, approvals, treaties, or protocols, and all amendments and modifications of any of the foregoing, now or hereafter enacted, issued or promulgated by any Governmental Body which relate to any Hazardous Substance or any Hazardous Substance Activity.

     "Environmental Liability" shall mean all Liabilities arising out of or in connection with (a) Seller's Hazardous Substance Activities conducted prior to the Closing Date or (b) the violation of any Environmental Law by the Seller or the Facility (including without limitation the violation, of any applicable building codes, regulations, ordinances or other laws in effect on the Closing Date, resulting from the presence of any Hazardous Substance in construction materials, structures or improvements of the Facility on or after the Closing Date).

     "Environmental Permit" shall mean any approval, permit, license, clearance or consent required to be obtained from any private person or any Governmental Body with respect to a Hazardous Substances Activity which is or was conducted by the Seller at the Facility.

     "Excluded Assets" shall have the meaning set forth in Section 2.2.

     "Governmental Body" means any foreign, federal, state, local or other governmental authority or regulatory body.

     "Hazardous Substance" shall mean any material or substance that is now or hereafter prohibited or regulated by any statute, law, rule, regulation, ordinance, judgment, stipulation, treaty or protocol or that is now or hereafter designated by any Governmental Body to be radioactive, toxic, hazardous or otherwise a danger to human health, reproduction or the environment, including without limitation, asbestos, asbestos containing materials, petroleum, including crude oil or any fraction thereof, polychlorinated biphenyls or electro magnetic fields.

     "Hazardous Substance Activity" shall mean the handling, transportation, transfer, recycling, storage, use, treatment, manufacture, investigation, removal, remediation, release, emissions, disposal, exposure of any person to, sale, or distribution of any Hazardous Substance or any product containing a Hazardous Substance.

     "Lease Agreement" shall mean that certain lease agreement dated November 28, 1983, as amended, between The Sobrato Group, a California limited partnership, and Seller related to the premises at 530 Race Street, San Jose, California.

     "Liabilities" shall mean any and all liabilities (including strict liability), claims, judgments, demands, actions, causes of action, damages, losses, expenses, penalties, fines, obligations, encumbrances, liens, costs, and expenses of investigation or defense of any claim, of whatever kind or nature, whether absolute, contingent, accrued or otherwise, matured or unmatured, foreseeable or unforeseeable.

     "License Agreement" shall have the meaning set forth in
Section 4.2(e).

     "Liens" shall mean mortgages, deeds of trust, pledges, taxes, security interests, liens, leases, licenses, escrow arrangements, liabilities, encumbrances, costs, charges and claims of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise (including, without limitation, any agreement to give any of the foregoing).

     "Loan Adjustment Amount" shall have the meaning set forth in
Section 3.3.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or governmental body.

     "Permitted Liens" shall mean (i) liens for current taxes which are not yet due and payable, which liens in any event will not exist upon the transfer of the Assets to Buyer at the Closing, and (ii) purchase-money liens arising out of the purchase of equipment pursuant to those Equipment Lease Agreements which are Assumed Contracts.

     "Purchase Price" shall have the meaning set forth in Section 3.1.

     "Returns" shall have the meaning set forth in Section 5.1(d).

     "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Body.

                                 SECTION 2

     2.             TRANSFER OF ASSETS.

          2.1 Assets to be Purchased at the Closing. Subject to the terms and conditions of this Agreement, Seller agrees to sell, transfer, convey, assign and deliver to Buyer on the Closing Date (as defined herein), and Buyer agrees to buy and acquire, all right, title and interest of Seller in and to the following assets and properties of Seller as provided herein (collectively, the "Assets").

               (a) All machinery, tooling, computer hardware, software and other equipment and all furnishings, furniture, office supplies, leasehold improvements, fixtures and other tangible personal property of Seller (other than those assets specifically identified in Schedule 2.2(c) hereto), including but not limited to the assets listed in
Schedule 2.1(a) hereto;

               (b) Prepaid expenses with respect to rent, services and the like related to the Assumed Contracts;

               (c) Copies, but not the originals, of all books, records, accounts, correspondence and production records related to the Assets;

               (d) Copies of all manufacturing and technical documentation (including any documentation set forth in magnetic, machine-readable form) related to the Assets or used by Seller in the conduct of the business related to the Assets; and

               (e) All other assets of Seller which are not Excluded Assets (as defined herein).

          2.2 Excluded Assets. The Assets shall not include any of the following assets and properties of Seller (collectively, the "Excluded Assets").

               (a)   Seller's cash or cash equivalents;

               (b) All know how, intellectual property, copyrights, trade secrets, patents and patent applications, that are owned, controlled, acquired or otherwise licensable by Seller; and

               (c) All other assets which are specifically identified on Schedule 2.2(c) hereto; and

               (d) The originals of all items referenced in Section 2.1(c) and 2.1(d) above, and all other books, records, accounts, and correspondence relating to Seller's business and to Seller.


                                 SECTION 3

     3. CONSIDERATION. In consideration for the transfer of the Assets, Buyer agrees to make the following payments and assume the following liabilities:

          3.1 Purchase Price. Subject to any claims for Damages under Section 8 hereof, the aggregate purchase price (the "Purchase Price") to be paid by the Buyer to the Seller hereunder shall be Nine Million Twenty-Five Thousand Dollars ($9,025,000). The Purchase Price shall be payable in installments as follows: (i) Six Million Five Hundred Twenty-Five Thousand Dollars ($6,525,000) shall be paid on the Closing Date, (ii) Two Hundred Fifty Thousand Dollars ($250,000) shall be paid on November 15, 1996, (iii) Two Hundred Fifty Thousand Dollars ($250,000) shall be paid on December 13, 1996, and (iv) Two Million Dollars ($2,000,000) (the "Final Payment") shall be paid on the date which is nine (9) calendar months from the Closing Date (the "Final Payment Date"). The latter three (3) payments shall, however, be subject to any claims for Damages under Section 8 hereof. Notwithstanding the foregoing, Buyer shall be entitled to credit against the portion of the Purchase Price to be paid to Seller on the Closing Date any Loan Adjustment Amount (as defined in Section 3.3 hereof) and all Seller Expenses (as defined in Section 3.4 hereof).

          3.2   Payment to Seller on Closing Date.  On the Closing
Date, Buyer shall pay Six Million Five Hundred Twenty-Five Thousand Dollars ($6,525,000) of the Purchase Price to Seller by check or wire transfer to an account designated by the Seller. Notwithstanding the foregoing, Buyer shall be entitled to credit against the portion of the Purchase Price to be paid to Seller on the Closing Date any Loan Adjustment Amount (as defined in Section 3.3 hereof) and all Seller Expenses (as defined in Section 3.4 hereof).

          3.3 Initial Loan to Seller. In connection with that certain Letter of Intent between Seller and Buyer dated February 2, 1996 (the "Letter Agreement"), Buyer agreed to loan Seller up to $900,000 pursuant to those certain Promissory Notes dated February 2, 1996, February 29, 1996 and March 22, 1996 (collectively, the "Promissory Notes"). The amount of principal, interest and other amounts outstanding from time to time under the Promissory Notes is hereafter referred to as the "Loan Amount." Seller agrees that all amounts loaned to it by Buyer pursuant to the Promissory Notes have been used and will be used by Seller as operating funds in the normal and ordinary course of business. The "Loan Adjustment Amount" shall equal (i) fifty percent (50%) of the Loan Amount outstanding on the date hereof plus (ii) fifty percent (50%) of the Compensation accrued or paid by Buyer with respect to the Employees through the date hereof (provided that the amount of such Compensation shall not exceed the rate of Compensation being paid by Seller to such Employees on February 4,
1996) plus (iii) fifty percent (50%) of all accrued but unpaid expenses of Seller for the period beginning on February 2, 1996 through the date hereof less (iv) all prepaid expenses of Seller outstanding on the date hereof to the extent Seller can demonstrate that such expenses were paid from amounts borrowed from Buyer pursuant to the Promissory Notes. The determination of any accrued amounts or prepaid expenses shall be made in accordance with generally accepted accounting principles consistently applied, and shall be subject to the mutual review and agreement of Seller and Buyer. Buyer hereby agrees with Seller that any Loan Amount outstanding as of the Closing Date less the Loan Adjustment Amount shall be forgiven as of the Closing Date and shall constitute additional consideration paid by Buyer to Seller hereunder. The Loan Adjustment Amount shall be computed by Buyer, and Buyer shall deliver a copy of such computation to Seller on or prior to the Closing Date.

          3.4 Additional Loan to Seller. Upon the execution and delivery of this Agreement, Buyer shall agree to loan Seller up to an additional $800,000, such loan to be evidenced by a promissory note in the form attached hereto as Exhibit B (the "Bridge Note"). Buyer acknowledges that the proceeds of any loans obtained by Seller from Buyer pursuant to the Bridge Note may be used to fund ongoing costs incurred by Seller in the usual and ordinary course of its business, including without limitation Seller's accounting, legal and other costs related to the transactions contemplated hereby and costs associated with the Assumed Contracts. For purposes hereof, Seller and Buyer agree that any expenses of Seller related to the period subsequent to the date hereof which are paid or accrued but unpaid pursuant to the terms of the Assumed Contracts, including any lease payments, property taxes, insurance, utilities or maintenance charges (whether incurred to preserve the Facility of Seller referenced in the Lease Agreement, any Asset being leased pursuant to those Equipment Lease Agreements which constitute Assumed Contracts, or any of the other Assets) are referred to herein as "Nonseller Expenses." All other expenses of any kind whatsoever paid or accrued by Seller, including without limitation legal and accounting fees, patent filing and maintenance fees, salaries and benefits, workers' compensation expenses, any accrued interest under the Bridge Note and any amounts owed by Seller to Buyer under the Bridge Note which were not used by Seller to pay Nonseller Expenses are referred to herein as "Seller Expenses." At the Closing, Buyer shall be entitled to credit against the amount of the Purchase Price to be paid by Buyer to Seller the full amount of any Seller Expenses, and any other amount due under the Bridge Note shall be forgiven by Buyer and shall constitute addi-tional consideration paid by Buyer to Seller hereunder. The determination of any accrued amounts hereunder shall be made in accordance with generally accepted accounting principles consistently applied, and shall be subject to the mutual review and agreement of Seller and Buyer.

          3.5 Assumed Liabilities. On the Closing Date, Buyer shall assume and agree thereafter to pay, perform and discharge only Seller's obligations under the Lease Agreement and the Equipment Lease Agreements to which Seller is a party and which are specifically listed on Schedule 3.5 hereto (collectively, the "Assumed Contracts") and no others, but only to the extent they remain unpaid and unperformed on the Closing Date and excluding any such obligations or liabilities based on any actions by Seller or any failure by Seller to perform its obligations under the Assumed Contracts prior to the Closing Date (the "Assumed Liabilities"). Except for the Assumed Liabilities and as contemplated by Section 8.6 hereof, Buyer shall not assume, directly or indirectly, or have any responsibility for any Liability of Seller, and Seller shall retain all Liabilities arising from the operation of the Assets and the related business prior to the Closing Date, other than the Assumed Liabilities. Without limiting the foregoing, Buyer shall not directly or indirectly, assume or have any responsibility for any liability for any Compensation or other Liabilities related to the employment of the Employees by the Seller prior to February 5, 1996.

          3.6 Tax Allocation. The parties agree to allocate the purchase price for the Assets in accordance with a schedule that Buyer shall prepare and deliver to Seller at the Closing (the "Allocation Schedule"). The Allocation Schedule shall be subject to Seller's approval, which shall not be withheld unreasonably. Buyer and Seller agree that they will prepare and file their federal and any state or local income tax returns based on the purchase price allocation contained in the Allocation Schedule and agree not to take a reporting position inconsistent therewith. This allocation is intended to comply with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and Buyer and Seller hereby agree to prepare and file all notices or other filings required pursuant to such section and hereby further agree that all such notices or filings will be based on the allocation contained in the Allocation Schedule.


                                 SECTION 4

     4.             CLOSING.

          4.1 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California, as soon as practicable after the satisfaction or waiver of each of the conditions set forth in this Section 4 or at such other time and place as the parties hereto agree (the "Closing Date").

          4.2 Conditions to Obligation of Buyer. The obligation of Buyer to close hereunder is subject to the following conditions:

               (a) Subject to changes (i) resulting from the actions of Buyer contemplated by Section 8.6 hereof or (ii) that are not in the aggregate materially adverse in the reasonable judgment of Buyer, the representations and warranties made by Seller in this Agreement shall be true and correct on and as of the Closing Date with the same effect as if made on and as of the Closing Date, and Seller shall have performed and complied with all agreements, covenants and conditions on its part required to be performed or complied with on or prior to the Closing Date.

               (b) Buyer shall have received a certificate of the Secretary of Seller, dated the Closing Date, in form and substance satisfactory to Buyer, as to (i) the Articles of Incorporation of Seller;
(ii) the by-laws of Seller; (iii) the resolutions of the Board of Directors of Seller authorizing the execution and performance of this Agreement and the other documents executed in connection herewith; and (iv) the resolutions of the shareholders of Seller authorizing the execution and performance of this Agreement.

               (c) A duly authorized officer of Seller shall deliver to Buyer, at the Closing, a certificate certifying as to the matters set forth in Section 4.2(a) hereof and that there has been no adverse change with respect to the Assets or the Assumed Liabilities since the date hereof, except any such change resulting from the actions of Buyer contemplated by Section 8.6 hereof.

               (d) No legal action or proceeding shall be pending or threatened (i) by any governmental agency seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated hereby or (ii) which is reasonably likely to have a material adverse effect on the Assets or the use of the Assets by the Buyer.

               (e) Buyer and Seller shall have entered into a license agreement related to Seller's intellectual property, such license agreement to be in the form attached hereto as Exhibit C (the "License Agreement").

               (f) Seller shall have delivered to Buyer all bills of sale, endorsements, assignments and other instruments as Buyer shall reasonably request or as necessary or appropriate to sell, convey, assign, transfer and deliver to Buyer good title, free and clear of all Liens (except for Permitted Liens), to all the Assets.

               (g) All necessary third party consents shall have been obtained for Seller to transfer the Assumed Contracts to Buyer.

               (h) Buyer shall have received an opinion of counsel to the Seller, such opinion to be substantially in the form attached hereto as Exhibit D, with such changes as may be reasonably acceptable to Buyer. In addition, the list of "material agreements" to be referenced in such opinion shall be reasonably acceptable to Buyer and shall include the material contracts and license agreements of Seller.

               (i) The transactions contemplated hereby shall have been approved by all necessary action of Seller's shareholders.

               (j) Seller shall have received (A) the written consent of Maxtor Corporation ("Maxtor") to the transactions contemplated hereby (including the License Agreement) as required by that certain License Agreement between the Seller and Maxtor dated September 23, 1991 (the "Maxtor Agreement"), and (B) written confirmation from Maxtor that Buyer will not be obligated to extend any license rights to Maxtor pursuant to
Section 4.3 of the Maxtor Agreement or otherwise, such consent and confirmation to be reasonably acceptable to Buyer.

               (k) Seller shall have received the written consent of Denki Kagaku Kogyo Kabushiki Kaisha ("Denka") to the transactions contemplated hereby (including the License Agreement) to the extent required by Seller's existing agreements with Denka, and such consent shall be reasonably acceptable to Buyer.

               (l) Seller shall have received the written consent of NEC Corporation ("NEC") to the transactions contemplated hereby (including the License Agreement) as required by that certain License Agreement between the Seller and NEC dated August 7, 1995, and such consent shall be reasonably acceptable to Buyer.

               (m) Seller shall have received written confirmation from Fujitsu Corporation ("Fujitsu") that Buyer will not be obligated to extend any license rights to Fujitsu pursuant to Section 4.3 of the License Agreement between Seller and Fujitsu dated February 28, 1991 or otherwise, and such written confirmation shall be reasonably acceptable to Buyer.

          4.3 Conditions of Obligation of Seller. The obligation of Seller to close hereunder is subject to the following conditions:

               (a) Subject to changes that are not in the aggregate materially adverse in the reasonable judgment of Seller, the representations and warranties made by Buyer in this Agreement shall be true and correct on and as of the Closing Date with the same effect as if made on and as of the Closing Date, and Buyer shall have performed and complied with all agreements, covenants and conditions on its part required to be performed or complied with on or prior to the Closing Date.

               (b) No legal action or proceeding shall be pending or threatened by any governmental agency seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated hereby.


                                 SECTION 5

     5.             REPRESENTATIONS AND WARRANTIES.

          5.1 Representations and Warranties of Seller. Except as set forth in the Disclosure Schedule attached hereto as Exhibit E, which schedule shall specifically reference the Sections of this Agreement to which the disclosure therein applies, Seller represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date as follows:

               (a) Organization, Standing and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of California. Seller has all requisite corporate power and authority and is entitled to carry on its business as it is now being conducted, and to own, lease or operate the properties owned, leased and operated by it in the places where such business is now conducted and where the Assets and its other properties are now owned, leased or operated. Seller is qualified to do business as a foreign corporation in all jurisdictions where such qualification is required for the conduct of its business, except where the failure to be so qualified would not have a material adverse effect on Seller or the Assets.

               (b) Execution, Delivery and Performance. Neither the execution and delivery nor the performance of this Agreement by Seller will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to any provisions of Seller's Articles of Incorporation or Bylaws, or any franchise, mortgage, deed of trust, lease, license, agreement (including each of the Assumed Contracts) or understanding, or conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to any law, ordinance, rule or regulation, or any order, judgment, award or decree to which Seller is a party or by which it may be bound or affected. Seller has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and all corporate and other proceedings required to be taken to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by and constitutes the valid and binding obligation of Seller and is enforceable in accordance with its terms.

               (c) Good Title to Assets. Seller has good and marketable title to all the Assets, and none of the Assets is subject to any Lien (other than Permitted Liens).

               (d)   Taxes.

                    (i) To the extent a failure to do so could adversely impact Buyer, the Assets or Buyer's use of the Assets, (a) Seller has timely filed within the time period for filing or any extension granted with respect thereto, all federal, state, local and foreign Tax returns, reports and estimates ("Returns") which it is required to file relating or pertaining to any and all Taxes attributable to or levied upon the Assets and (b) paid any and all Taxes it is required to pay in connection with the taxable periods to which such Returns relate. There are (and immediately following the Closing Date there will be) no Liens on the Assets relating or pertaining to Taxes. To the best knowledge of Seller, there is no basis for the assertion of any claims which, if adversely determined, would result in a Lien on the Assets or otherwise adversely effect Buyer or the Assets.

                    (ii) To the extent relevant to the Assets, Seller shall
(a) provide Buyer with such assistance as may be required in connection with the preparation of any Return and the conduct of any audit or other examination by any taxing authority or in connection with judicial or administrative proceedings relating to any liability for Taxes, provided that Buyer shall reimburse Seller for any third party expenses reasonably incurred by Seller in providing such assistance and (b) retain and provide Buyer with all records or other information that may be relevant to the preparation of any Returns, or the conduct of any audit or examination, or other Tax proceeding by a Governmental Body or otherwise. Seller shall retain all relevant documents, including prior year's Returns, supporting work schedules and other records or information that may be relevant to such returns and shall not destroy or otherwise dispose of any such records without the prior written consent of Buyer.

               (e) Claims and Litigation. No Claim (including warranty claims), legal action, suit, arbitration, governmental investigation or other legal, regulatory or administrative proceeding is pending against Seller related to the Assets, nor to the best of Seller's knowledge is there any threat thereof against or relating to the Assets or the transactions contemplated by this Agreement, and to the best of Seller's knowledge there is no basis for any such Claim, suit or other proceeding.

               (f) Suppliers. The Disclosure Schedule contains a correct list of all of the current suppliers of supplies, equipment, spare parts or similar goods for the use or operation of the Assets. To the best of Seller's knowledge, such suppliers provide all of the supplies, equipment, spare parts or similar goods necessary to use or operate the Assets.

               (g)   Compliance with Laws and Regulations; Permits.
Seller is in compliance with all statutes, laws, rules and regulations with respect to or affecting the ownership or operation of the Assets. Seller is not presently subject to any judgment, order, injunction or decree issued by any Governmental Body or court relating to the Assets. Seller holds and has at all times held all licenses, permits and authorizations necessary for the lawful conduct in all respects of its business wherever conducted pursuant to all laws and regulations of any Governmental Body. Seller does not know of any material violation of any of the foregoing licenses, permits and authorizations and Seller has not received notice from any Governmental Body of any such violation or the intention of such Governmental Body to investigate the existence of any such violation.

               (h)   Real Property; Environmental Matters.

                    (i) As of the Closing Date, to the best knowledge of Seller, no Hazardous Substance is present on the property subject to the Lease Agreement (the "Facility") and, to the best knowledge of Seller, no reasonable likelihood exists that any Hazardous Substance present on other property will come to be present on the Facility and there are no underground storage tanks, aboveground storage tanks, asbestos or PCBs present on the Facility.

                    (ii) Seller has conducted all Hazardous Substance Activities in compliance with all applicable Environmental Laws. The Hazardous Substance Activities of Seller prior to the Closing Date have not resulted in: (a) the exposure of any Employee to a Hazardous Substance in a manner which has or will cause an adverse health effect to said person; or (b) the presence of any Hazardous Substance at the Facility, or the air, soil, groundwater or surface water thereof, in violation of Environmental Law.

                    (iii) The Disclosure Schedule accurately describes all of the Environmental Permits currently held by the Seller and such Environmental Permits are all of the Environmental Permits necessary for the continued conduct of any Hazardous Substance Activity of the Seller as such activities are currently being conducted. Except as set forth in the Disclosure Schedule, all such Environmental Permits are valid, in full force and effect, and will survive the Closing without modification.
Seller has complied with all covenants and conditions of any Environmental Permit which is or has been in force with respect to its Hazardous Substances Activities. No circumstances exist which could cause any Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee or which could impose upon Seller the obligation to obtain any additional Environmental Permit. All Environmental Permits and all other consents and clearances required by any Environmental Law or any agreement to which Seller is bound as a condition to the performance and enforcement of this Agreement, including without limitation, all environmental clearances or "closure" obligations required by any Governmental Body have been obtained or will be obtained prior to the Closing at no cost to Buyer.

                    (iv) In the best of Seller's knowledge, there is no fact or circumstance which presently or with the passing of time could involve the Facility in any proceeding concerning an Environmental Liability or impose upon the Facility or Buyer any Environmental Liability.

                    (v) Seller has delivered to Buyer all records concerning its Hazardous Substance Activities and all environmental audits and environmental assessments of the Facility conducted at the request of, or otherwise available to Seller. Seller has complied with all environmental disclosure obligations imposed upon Seller with respect to this transaction by applicable law.

               (i) Property, Plant and Equipment. From the date hereof until the Closing Date, none of the Assets shall be disposed of. All tangible personal property, including machinery, equipment and fixtures, included in the Assets is, and at the Closing Date will be, in good operating condition and repair, ordinary wear and tear and routine maintenance excepted. The present use of Seller's leased premises conforms, and at the Closing Date will conform (assuming Buyer's use is consistent with Seller's use prior to February 5, 1996), to the requirements of the Lease Agreement. The Lease Agreement is valid and enforceable and not in default. Seller is a legal and equitable owner and holder of the leasehold interest in the Lease Agreement and Seller has not assigned, transferred or encumbered its interest under the Lease Agreement nor has Seller sublet all or any portion of the lease premises. The improvements on the real property subject to the Lease Agreement are permitted structures under applicable zoning and building laws and ordinances and the present or contemplated uses of the improvements are permitted uses under applicable zoning and building laws and ordinances. The Facility is in good repair and to the best of Seller's knowledge, there are no conditions existing on or relating to the Facility which might result in any impairment of the use of the Facility by Seller or Buyer.

               (j) Assumed Contracts. Seller has provided to Buyer copies of each of the Assumed Contracts, and has performed all obligations required to be performed by it to date under all of the Assumed Contracts. Except as otherwise indicated in the Disclosure Schedule, (a) to Seller's best knowledge each of the other parties to the Assumed Contracts or bound thereby has performed all the obligations required to be performed by it to date thereunder, (b) Seller does not know of the intention of any party to terminate any such Assumed Contract, and (c) each Assumed Contract is valid, binding and enforceable in accordance with its terms and is in full force and effect with no default or dispute or basis therefor existing with respect thereto.

               (k) Employees. There are no suits, actions or administrative, arbitration or other proceedings pending or threatened against Seller or affecting Seller or its business concerning any Employee. Seller has no Liabilities to any Employee or beneficiary of an Employee.

               (l) Brokers or Finders. Seller is not obligated, directly or indirectly, to any person for brokerage or finders' fees, agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

               (m) Proxy Statement. The information statement or proxy statement prepared by Seller in connection with the meeting of Seller's shareholders to consider the transactions contemplated hereby (the "Shareholders Meeting") (such information statement or proxy statement as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to Seller's shareholders, at the time of the Shareholders Meeting and at the Closing Date, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Shareholders Meeting which has become false or misleading. If at any time prior to the Closing Date any event or information should be discovered by Seller which should be set forth in a supplement to the Proxy Statement, Seller shall promptly inform Buyer and take all action necessary to so supplement the Proxy Statement.

               (n) Vote Required. The affirmative votes of the holders of a majority of the shares of Seller's Common Stock and Preferred Stock outstanding on the record date set for the Shareholders Meeting is the only vote of the holders of any of Seller's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

               (o) Board Approval. The Board of Directors of Seller has unanimously (i) approved this Agreement and the transactions contemplated hereby, and (ii) recommended that its shareholders approve this Agreement and the transactions contemplated hereby.

               (p) License Agreement. The representations and warranties made by Seller in Section 3 of the License Agreement are hereby incorporated by reference in their entirety.

               (q) Representations Complete. None of the representations or warranties made by Seller herein, nor any statement made in any schedule or certificate furnished pursuant to this Agreement, contains or will contain any untrue statement of a material fact at the Closing Date, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Seller or any of its management which adversely affects, or could reasonably be expected to adversely affect, the Assets, Buyer's use of the Assets or the ability of Seller to carry out the transactions contemplated by this Agreement.

          5.2 Representations and Warranties of Buyer. Buyer represents and warrants to Seller as of the date of this Agreement and as of the Closing Date as follows:

               (a) Organization, Standing and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority and is entitled to carry on its business as now conducted, and to own, lease or operate its properties in the places where its business is now conducted and such properties are now owned, leased or operated. Buyer is qualified to do business in all foreign jurisdictions in which it is required to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the business or assets of Buyer.

               (b) Execution, Delivery and Performance. Neither the execution and delivery nor the performance of this Agreement by Buyer will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien or charge or encumbrance pursuant to any provision of Buyer's Certificate of Incorporation or Bylaws, or any franchise, mortgage, deed of trust, lease, license, agreement or understanding, or conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to any law, ordinance, rule or regulation, or any order, judgment, award or decree to which Buyer is a party or by which it may be bound or affected. Buyer has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and all corporate and other proceedings required to be taken to authorize the execution, delivery and performance of this Agreement have been taken. This Agreement has been duly executed and delivered by and constitutes the valid and binding obligation of Buyer and is enforceable in accordance with its terms.


                                 SECTION 6

     6.             ADDITIONAL AGREEMENTS.

          6.1 Transfer Taxes. In connection with the transactions contemplated hereunder, Seller shall pay all sales, use, transfer and other similar taxes, if any, which may be or become due and payable as a result hereof.

          6.2 Operation of Business Prior to Closing Date. During the period from the date of this Agreement up to the Closing Date, Seller shall:

               (a) conduct its business in the ordinary course consistent with past practices, and use the Facility and the Assets in the usual, regular and ordinary course and in substantially the same manner as heretofore used, except for any actions of Buyer contemplated by Section
8.6 hereof;

               (b) preserve and maintain the Assets in their condition as of the date hereof (subject to use in the ordinary course of business), except for any actions of Buyer contemplated by Section 8.6 hereof;

               (c) perform all obligations required to be performed by it under all of the Assumed Contracts, including the making of all payments under the Assumed Contracts;

               (d) give prompt notice to Buyer of any material adverse change to the Assets or the Facility; and

               (e) not mortgage, pledge or subject to Lien any of the Assets or sell or transfer any of the Assets.

          6.3 Discharge of Liabilities. From and after the date hereof, Seller shall discharge when due all Liabilities of Seller, provided that upon the Closing, Buyer shall be responsible for all Assumed
Liabilities.

          6.4 Access to Information. Between the date of this Agreement and the Closing Date, Seller shall give Buyer and its authorized representatives reasonable access during normal working hours to Seller's facilities and properties, and its books and records, shall permit Buyer to make inspections thereof, and shall furnish Buyer with such financial and operating information as Buyer may from time to time reasonably request.

          6.5. Hiring of Employees. Seller acknowledges and agrees that with Seller's consent, each of the Employees became employed by Buyer on February 5, 1996. Seller further acknowledges and agrees that the Employees were hired by Buyer at Seller's request. In Seller, on behalf of itself, its shareholders, officers and directors and anyone claiming by or through Seller, hereby releases and forever discharges Seller and all of its subsidiaries, officers, directors, employees, agents and anyone acting by or through Buyer from any and all Claims, demands, torts, causes or action or claims for relief of whatever kind or nature, whether known or unknown, which Seller may have or which may hereafter be asserted or accrue against the Release Parties, or any of them, resulting from or in any way relating to Buyer's hiring of the Employees.

          6.6 No Other Negotiations. From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, Seller shall not, directly or indirectly (i) solicit, initiate discussion or engage in negotiations with any person (whether such negotiations are initiated by Seller or otherwise) or take any other action intended or designed to facilitate the efforts of any person, other than Buyer, relating to the possible acquisition of Seller or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any of its or their capital stock or any material portion of its or their assets (with any such efforts by any such person, including a firm proposal to make such an acquisition, to be referred to as an "Acquisition Proposal"), (ii) provide non-public information with respect to Seller or any of its subsidiaries to any person, other than Buyer, relating to a possible Acquisition Proposal by any person, other than Buyer, (iii) enter into an agreement with any person, other than Buyer, providing for a possible Acquisition Proposal, or
(iv) make or authorize any statement, recommendation or solicitation in support of any possible Acquisition Proposal by any person other than Buyer. If Seller or any of its subsidiaries receives any unsolicited offer or proposal to enter negotiations relating to an Acquisition Proposal, Seller shall immediately notify Buyer thereof, including information as to the identity of the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be. Seller recognizes and acknowledges that a breach of this Section 6.6 may cause irreparable and material loss and damage to Buyer as to which Buyer may not have an adequate remedy at law or in damages and that, accordingly, Seller agrees that the issuance of an injunction or other equitable remedy is the appropriate remedy for any such breach. Notwithstanding the foregoing, in the event that Seller receives a bona fide, unsolicited proposal relating to an Acquisition Proposal by any person other than Buyer, which proposal, in the reasonable good faith judgment of Seller's Board of Directors, is financially more favorable to the shareholders of Seller than the terms of this Agreement (a "Superior Proposal"), Seller's Board of Directors may engage in discussions or negotiations with (but not soliciting or initiating such discussions or negotiations or encouraging inquiries or the making of an Acquisition Proposal by any third party other than the party making the Superior Proposal) the party making the Superior Proposal if Seller's Board of Directors determines in good faith, based on the written advice of outside legal counsel, that such action is required by reason of the fiduciary duties of the members of Seller's Board of Directors to Seller's shareholders under applicable law; provided that in such event Seller notifies Buyer of such determination by the Seller's Board of Directors and provides Buyer with a true and complete copy of the Superior Proposal received from such third party, if the Superior Proposal is in writing, or a complete written summary thereof, if it is not in writing, and provides Buyer with all documents containing or referring to non-public information of Seller that are supplied to such third party.

          6.7 Proxy Statement. As promptly as practicable after the execution of this Agreement, Seller shall prepare, and file with the Securities and Exchange Commission, preliminary proxy materials relating to the approval of the transactions contemplated hereby by the shareholders of Seller. The Proxy Statement shall include the recommendation of the Board of Directors of Seller in favor of the transactions contemplated hereby.

          6.8 Meetings of Shareholders. Seller shall promptly after the date hereof take all action necessary in accordance with law and its Articles of Incorporation and Bylaws to convene the Shareholders Meeting on or prior to April 5, 1996 or as soon thereafter as is practicable. Seller shall use its best efforts to solicit from its shareholders proxies in favor of the transactions contemplated thereby and shall take all other action necessary or advisable to secure the vote or consent of shareholders required to effect the transactions contemplated thereby.

          6.9 Public Disclosure. Seller and Buyer shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law.

          6.10 Consents. Promptly after the date hereof, Seller and Buyer shall consult with each other regarding the actions which are required to be taken to cause the Assumed Contracts to be transferred to Buyer on the Closing Date. Subject to such consultations, Seller shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the transactions contemplated hereby and shall use its best efforts to obtain all necessary consents, waivers and approvals under any of the Assumed Contracts in connection with the transaction for the assignment thereof or otherwise.

          6.11 Voting Agreements. Prior to or concurrently with the execution of this Agreement, each of Seller's shareholders named in
Schedule 6.11 hereto shall have executed and delivered to Buyer a Voting Agreement substantially in the form of Exhibit F attached hereto.

          6.12   Buyer Subsidiary as Party.  Seller acknowledges that
Buyer may create or use a subsidiary corporation that is wholly-owned directly or indirectly by Buyer (a "Buyer Subsidiary") to own and operate the Assets after the Closing Date. To the extent Buyer determines to create the Buyer Subsidiary prior to the Closing Date, Seller agrees that the Buyer Subsidiary shall be substituted for Buyer for the purpose of exercising those rights and performing those obligations of Buyer as Buyer shall designate. Following the Closing Date and the transfer of the Assets to the Buyer Subsidiary, the Buyer Subsidiary shall be substituted for Buyer for the purpose of such sections. The creation or use by Buyer of the Buyer Subsidiary pursuant to this Section 6.12, shall not serve to
(i) excuse Buyer as a primary obligor with respect to any obligation delegated to the Buyer Subsidiary; or (ii) limit in any manner the right of Buyer to directly enforce any rights hereunder that Buyer may have delegated to the Buyer Subsidiary.

          6.13 Release of Liens. On or prior to the Closing Date, all Liens on the Assets and Seller's intellectual property, including but not limited to, (i) those in favor of Silicon Valley Bank, (ii) those in favor of the investors listed or described on the Disclosure Schedule and (iii) those otherwise listed or referred to in the Disclosure Schedule; shall have been released or all such actions as may be required in the sole judgment of Buyer to cause the release of such Liens shall have been taken.

          6.14    Release of Denka Liens.  On or prior to the Closing
Date, Seller shall have deposited in escrow with its legal counsel, all amounts as are required to satisfy any obligations of Seller to Denka necessary to obtain a release of all Liens on the Assets and Seller's intellectual property in favor of Denka, all as further detailed in Section
2.3.3 of the License Agreement. Seller further covenants and agrees with Buyer that Seller will take all such further actions as may be required in the sole judgment of Buyer to cause all Liens in favor of Denka to be released on or prior to July 31, 1996.


                                 SECTION 7

     7. TERMINATION. This Agreement may be terminated at any time on or prior to the Closing Date:

          7.1 Injunction. By Buyer or Seller if any court of competent jurisdiction in the United States shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and non-appealable.

          7.2 Mutual Agreement. By mutual written agreement of Seller and Buyer.

          7.3 Seller Material Breach. By Buyer if there has been a material breach on the part of Seller in its representations, warranties or covenants set forth herein; provided, however, that if any such breach is susceptible to cure Seller shall have ten (10) business days after receipt of written notice from Buyer of its intention to terminate this Agreement pursuant to this Section 7.3 in which to cure such breach.

          7.4 Buyer Material Breach. By Seller if there has been a material breach on the part of Buyer in its representations, warranties or covenants set forth herein; provided, however, that if any such breach is susceptible to cure Buyer shall have ten (10) business days after receipt of written notice from Seller of its intention to terminate this Agreement pursuant to this Section 7.4 in which to cure such breach.

          7.5    Effects of Termination.

               (a) If this Agreement is terminated pursuant to Section 7.1 or Section 7.2 hereof, at Buyer's election, Buyer and Seller shall enter into a Limited License Agreement in substantially the form attached hereto as Exhibit G (the "Limited License Agreement") and Buyer shall have the right to continue to employ all of the Employees. In connection with the payment to be made by Buyer to Seller pursuant to the Limited License Agreement, the amount of such payment shall be reduced by the full amount of the Loan Adjustment Amount (as defined in Section 3.3 hereof).

               (b) If this Agreement is terminated pursuant to Section 7.3 hereof or in connection with a Superior Proposal (as defined in Section 6.6 hereof), at Buyer's election, Buyer shall have the right to continue to employee all of the Employees and Buyer and Seller shall enter into the Limited License Agreement. In such event, Buyer shall not be obligated to make any payment to Seller under the Limited License Agreement. In addition, Seller shall be obligated to repay all amounts which Seller has borrowed from Buyer pursuant to the Promissory Notes, the Bridge Note or otherwise.

               (c) If this Agreement is terminated pursuant to Section 7.4 hereof, Buyer agrees that any and all amounts due and payable by Seller to Buyer pursuant to the Promissory Notes, the Bridge Note or otherwise shall be discharged and canceled. In such event, Buyer shall have the right to continue to employ all of the Employees and, at Buyer's election, Buyer and Seller shall enter into the Limited License Agreement.


                                 SECTION 8

     8.             HOLDBACK OF FINAL PAYMENT; INDEMNIFICATION

          8.1    Holdback of Final Payment.  The payments referenced in
Section 3.1(ii) and (iii) above (the "Interim Payments") and the Final Payment shall be retained by Buyer as security to compensate Buyer for any loss, expense, liability or other damage, including attorneys' fees, to the extent of the amount of such loss, expense, liability or other damage (collectively "Damages") that Buyer has incurred or reasonably anticipates incurring by reason of the breach by Seller of any representation, warranty, covenant or agreement of, or misrepresentation by, Seller contained in this Agreement or in the License Agreement. In the case of a third party claim, any indemnification for Damages hereunder shall be offset or reduced by any amount actually recovered by Buyer pursuant to counterclaims made by it directly relating to the facts giving rise to such third party claims. Nothing in this Agreement shall limit the liability
(i) of Seller for any breach of any representation, warranty or covenant if the Closing does not occur, or (ii) of any shareholder of Seller in connection with any breach by such shareholder of the Voting Agreement signed by such shareholder in connection with this Agreement.

          8.2    Claims upon Final Payment.

               (a) Subject to the other provisions of this Section 8, the Interim Payments and the Final Payment shall be paid by Buyer to Seller on the respective payment dates set forth in Section 3.1; provided, however, that Buyer shall have no obligation to pay to Seller such portion of such payments which, in the reasonable judgment of Buyer, subject to the objection of the Seller and the subsequent arbitration of the matter in the manner provided below, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Seller on or prior to the relevant payment date until such claims have been resolved. As soon as all such claims have been resolved, the Buyer shall deliver to Seller the remaining portion of the applicable payment not required to satisfy such claims.

               (b) Upon receipt by the Seller on or before the applicable payment date of a certificate signed by any officer of Buyer (an "Officer's Certificate"):

                     (i) stating that Damages exist or are reasonably anticipated to exist and specifying in reasonable detail the individual items as to which Damages relate, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, then

                     (ii) the applicable payment shall be reduced dollar for dollar in an amount equal to such Damages.

               (c) The Officer's Certificate shall be delivered within a reasonable time after Buyer concludes that it has a claim for Damages for which it will seek recovery and concerning which it has the information required to be stated in the Officer's Certificate.

          8.3 Objections to Claims. Upon the expiration of a thirty (30) day period following delivery of the Officer's Certificate by Buyer to Seller, the amount of the applicable payment shall be deemed to be reduced by the amount of the Damages unless Seller shall object in a written statement delivered to the Buyer prior to the expiration of such thirty
(30) day period. Notwithstanding anything herein to the contrary, Seller shall not be liable for any claims for Damages unless the aggregate amount of such Damages exceeds $50,000.00 or unless the amount of any individual claim for Damages exceeds $25,000.00, provided that in either such case Buyer shall be entitled to recover for its entire claim once either such threshold is met. Except as set forth in Section 4.2 of this Agreement, the holdback provisions contained in this Section 8 shall be deemed to be the exclusive remedy of Buyer in the event of any breach by Seller of any representation or warranty contained herein (or in any certificates or documents delivered pursuant hereto), except for (i) claims relating to fraud or willful concealment or willful misrepresentation by Seller, (ii) any claim or action by Buyer under the License Agreement and (iii) any claim or action by Buyer related to Seller's obligations under Section 6.16 hereof.

          8.4    Resolution of Conflicts, Arbitration.

               (i) In case the Seller shall so object in writing to any claim or claims by Buyer made in any Officer's Certificate, Buyer shall have thirty (30) days to respond in a written statement to the objection of the Seller. If after such thirty (30) day period there remains a dispute as to any claims, the Seller and Buyer shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If the Seller and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

               (ii) If no such agreement can be reached after good faith negotiation, either Buyer or the Seller may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three (3) arbitrators. Within fifteen
(15) days after such written notice is sent, Buyer and the Seller shall each select one (1) arbitrator, and the two (2) arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement.

               (iii)   Judgment upon any award rendered by the
arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara, California under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 8.4, in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Buyer shall be deemed to be the Non-Prevailing Party unless the arbitrators award Buyer more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; in that event, Seller shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

          8.5 Third-Party Claims. In the event Buyer becomes aware of a third-party claim which Buyer believes may result in a claim against the Final Payment, Buyer shall notify the Seller of such claim, and the Seller shall be entitled, its expense, to participate in any defense of such claim. Buyer may not effect the settlement of any such claim without the consent of the Seller, which consent shall not be unreasonably withheld.
In the event that the Seller has consented to any such settlement, the Seller shall have no power or authority to object under any provision of this Section 8 to the amount of any claim by Buyer against the Interim Payments or the Final Payment for indemnity with respect to such settlement.

          8.6 Conduct of the Business of the Assets. Seller acknowledges and agrees that at Seller's request and with Seller's informed consent, Buyer has agreed to operate the Assets in place at the Facility from February 5, 1996 until the Closing Date. Accordingly, Seller and Buyer hereby agree that Buyer shall not be entitled to recover for any Damages resulting from the actions of Buyer or any employee of Buyer to the extent that any such action results in the breach by Seller of any representation, warranty, covenant or agreement of Seller contained in this Agreement nor shall such actions by Buyer constitute a breach by Seller of any covenant or agreement hereunder or of any representation or warranty of Seller hereunder.


                                 SECTION 9

     9.             MISCELLANEOUS.

          9.1 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or employee of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

          9.2 Further Assurances. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances and to make physical delivery of any Assets not already delivered or made reasonably available to Buyer from and after the date hereof as may be reasonably requested to evidence and reflect the transaction described herein.

          9.3 Changes, Waivers, Etc. Neither this Agreement nor any provision hereof may be amended, changed, waived, discharged or terminated orally, except by a statement in writing which references this Agreement and is signed by the party against whom enforcement of the amendment, change, waiver, discharge or termination is sought.

          9.4 Payment of Fees and Expenses. Each of the parties hereto shall pay its own respective fees and expenses incurred in connection herewith.

          9.5 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, sent by telecopy, or mailed first-class postage prepaid, registered or certified mail,

        If to Buyer:     Read-Rite Corporation
                         345 Los Coches Street
                         Milpitas, CA  95035
                         Attention:  Rex S. Jackson, Esq.
                         Telephone:  (408) 262-6700
                         Telecopy:   (408) 956-3203

        with a copy to:  Wilson Sonsini Goodrich & Rosati, P.C.
                         650 Page Mill Road
                         Palo Alto, CA 94304-1050
                         Attention:  Frances S. Currie, Esq.
                         Telephone:  (415) 493-9300
                         Telecopy:  (415) 493-6811

        If to Seller:    Censtor Corporation
                         530 Race Street
                         San Jose, CA  95126
                         Attention:  Garry A. Garrettson
                         Telephone:  (408) 298-8400
                         Telecopy:  (408) 288-9910

        with a copy to:  Heller, Ehrman, White & McAuliffe
                         525 University Avenue
                         Suite 1100
                         Palo Alto, CA  94301
                         Attention:  Matthew Quilter
                         Telephone:  (415) 324-7000
                         Telecopy:  (415) 324-0638

Such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given if delivered personally or by telecopy on the date of delivery, or, if sent by mail, five (5) days thereafter.

          9.6 Entire Agreement. This Agreement, including the schedules and exhibits which are incorporated into and made an integral part of this Agreement by reference, sets forth the entire understanding of the parties and supersedes all prior agreements of the parties (including the Letter Agreement) with respect to the subject matter hereof.

          9.7 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.

          9.8 Best Efforts. Each party will use its best efforts to cause all conditions to its obligations hereunder to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement to the end that the transactions contemplated hereby shall be effected substantially in accordance with the terms of this Agreement as soon as practicable.

          9.9 Bulk Transfer Laws. Subject to Section 8, the parties hereby waive compliance with any applicable bulk transfer laws, including, but not limited to, the bulk transfer provisions of the Uniform Commercial Code of any state, or any similar statute, with respect to the transactions contemplated hereby.

          9.10 Attorneys' Fees. If any litigation or arbitration is commenced between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, solely as between the parties hereto or their successors, the party or parties prevailing in such proceeding (including any arbitration) will be entitled to the reasonable attorneys' fees and expenses of counsel and court costs and other out-of-pocket expenses incurred by reason of such litigation or arbitration.

          9.11 Equitable Remedies. The parties acknowledge that the remedy at law for any breach, or threatened breach, of their respective covenants to consummate the transactions contemplated hereby will be inadequate and, accordingly, each covenants and agrees that, with respect to any such breach or threatened breach, the other will, in addition to any other rights or remedies that it may have and regardless of whether such other rights or remedies have been previously exercised, be entitled to such equitable and injunctive relief as may be available from any appropriate court.

          9.12 Headings; References to Agreement. The headings of the sections of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement. References herein to "this Agreement" shall include all schedules and exhibits hereto.

          9.13 Choice of Law; Interpretation. It is the intention of the parties that the laws of the State of California shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties. Each party acknowledges and agrees that it has had the opportunity to seek advice from legal counsel regarding the terms and provisions of this Agreement and that, in any event, this Agreement shall not be construed against any party by reason of its preparation or word processing.

          9.14 Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted from this Agreement and the remaining provisions of this Agreement shall be unaffected and shall continue in full force and effect.

          9.15 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

          9.16 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of date and year first above written.


READ-RITE CORPORATION              CENSTOR CORPORATION



By:/s/ Rex Jackson                 By:/s/ Garrett Garrettson

Title: V.P & General Counsel       Title: President & CEO




                       ALLOCATION SCHEDULE


     Patent License                         $ 6.0  Million
     Know How License                         2.0
     Asset Purchase                            .2
     Team Acquisition Costs                    .825
                                            -------
             TOTAL                          $ 9.025 Million
                                            =======



                                Exhibit B

                              PROMISSORY NOTE


$800,000.00                                               March 29, 1996

     For value received, the undersigned Censtor Corporation, a California corporation ("Borrower"), irrevocably and unconditionally promises to pay to the order of Read-Rite Corporation, a Delaware corporation ("Lender"), at such place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal amount of Eight Hundred Thousand U.S. Dollars ($800,000.00), or so much thereof as may be advanced by Lender to Borrower from time to time (the "Loan").

     This note ("Note") is issued pursuant to an Agreement for Purchase and Sale of Assets by and between Borrower and Lender dated as of March 29, 1996 (the "Purchase Agreement"). Subject to the terms of the Purchase Agreement, Borrower may request from Lender advances of the Loan on or after the date hereof. Such requests shall be in writing, and Lender will, upon approving such request, wire transfer said advance to Borrower.

     Borrower shall pay interest on the aggregate unpaid principal advanced hereunder at the per annum rate of ten percent (10%), which shall accrue on the basis of actual days elapsed and a year of 360 days ("Interest"). Interest hereunder shall be due and payable on the tenth (10th) calendar day of each month until all principal advanced hereunder shall have been paid in full by Borrower.

     All of the principal amount of the Loan and all other indebtedness of Borrower accrued under this Note shall be due and payable in full on demand by Lender made at any time after May 31, 1996; provided that upon the Closing Date (as defined in the Purchase Agreement) or upon termination of the Purchase Agreement, Borrower's repayment obligations shall be governed by Section 3.4 and Section 7.5 of the Purchase Agreement, respectively.

     Borrower promises to pay Lender all costs and expenses of collection of this Note and to pay all reasonable attorney's fees incurred in such collection, or in any judicial or other legal proceeding to collect this Note or in appeal thereof (collectively, "Expenses"), within ten (10) days after its receipt of Lender's invoice therefor.

     If Borrower fails to fully pay when due any principal amount of the Loan, accrued unpaid Interest or Expenses when due pursuant to this Note, Borrower shall, in addition to the interest determined in accordance with the foregoing paragraph, pay default interest at the per annum rate of twelve and one-half percent (12.5%), which shall accrue on the basis of actual days elapsed and a year of 360 days ("Default Interest"), on all such over-due and unpaid principal, Interest and Expenses for a period from the date on which such failure occurred through the date on which such failure is cured, both inclusive.

     Borrower understands and irrevocably agrees that time is of the essence as to all obligations of Borrower hereunder and that no delay by Lender in exercising any power or right hereunder shall operate as a waiver of any power or right.

     Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Lender from or on behalf of Borrower, and Borrower irrevocably agrees that Lender shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower as Lender may deem advisable.
In the absence of a specific determination by Lender with respect thereto and except as otherwise provided herein, all payments shall be applied in the following order: (a) then due and payable fees and expenses, (b) then due and payable Default Interest payments, (c) then due and payable Interest payments, and (d) then due and payable principal payments.

     This Note shall be governed by, and construed in accordance with, the laws of the State of California.

                                   "Borrower"

                                   CENSTOR CORPORATION



                                   By: ______________________
                                          Garry A. Garrettson
                                          President and CEO



                                 EXHIBIT C

                             LICENSE AGREEMENT


     THIS License Agreement ("Agreement") is made as of ________ (the "Effective Date") by and between Read-Rite Corporation, a Delaware corporation, located at 345 Los Coches Street, Milpitas, CA 95035 ("RRC"), and Censtor Corporation, a California corporation, located at 530 Race Street, San Jose, CA 95126 ("Censtor").

                                BACKGROUND

     Censtor has sold certain assets to RRC pursuant to an Agreement for Purchase and Sale of Assets dated as of March 29, 1996 ("Asset Purchase Agreement"). This Agreement sets forth the terms under which Censtor will license its intellectual property rights to RRC in conjunction with the Asset Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the parties hereto agree as follows:


I.   DEFINITIONS

     1.1 "Patents" shall mean any and all rights in and to any and all (i) patents owned by Censtor as of the Effective Date (ii) patent applications whenever filed if based on inventions made by Censtor on or prior to the Effective Date, (iii) patents issuing on such patent applications, and (iv) patents licensed by Censtor from a third party licensor as of the Effective Date which Censtor has a right to license to RRC without additional payments or other obligations to such third party licensor, including without limitation those patents listed in Exhibit A hereto, provided that Censtor shall sublicense the patents to RRC that require such additional payments or obligations to the extent they may be sublicensed if RRC elects to make such additional payments or assume such other obligations. This definition of Patents shall include any foreign counterparts, divisions, substitutions, re-examinations, continuations, continuations-in-part, reissues, patents of addition, renewals and extensions of the any patents or patent applications owned by Censtor.

     1.2 "Software" shall mean all software (i) owned by Censtor as of the Effective Date, (ii) developed by Censtor on or prior to the Effective Date, or (iii) or licensed to Censtor from a third party licensor as of the Effective Date which Censtor has a right to license to RRC without additional payments or other obligations to such third party licensor, provided that Censtor shall sublicense the software that requires such additional payments or obligations to RRC to the extent it may be sublicensed if RRC elects to make such additional payments or assume such other obligations. The Software licensed hereunder shall be provided in source code form, except that if such Software is licensed by Censtor from a third party and can only be licensed to RRC in binary code form, such Software shall be provided in binary code form to RRC.

     1.3 "Technology" shall mean any and all rights in and to any and all technology and know-how (i) owned by Censtor as of the Effective Date,
     (ii) developed by Censtor on or prior to the Effective Date, or (iii) licensed to Censtor from a third party licensor as of the Effective Date which Censtor has a right to license to RRC without additional payments or other obligations to such third party licensor, provided that Censtor shall sublicense the technology to RRC that requires such additional payments or obligations to the extent it may be sublicensed if RRC elects to make such additional payments or assume such other obligations. "Technology" shall include without limitation, technical information, know-how, negative know-how, trade secrets, processes, procedures, compositions, devices, methods, formulas, protocols, techniques, designs, drawings, mask works, or data.

     1.4 "Intellectual Property Rights" means, collectively, the Patents, Technology and Software and all current and future worldwide patents, trade secrets, copyrights, copyright registrations and applications therefor, moral rights, and all other intellectual property rights and proprietary rights arising under the Patents, Technology or Software, whether arising under the laws of the United States or any other state, country or jurisdiction, excluding any trademarks or servicemarks.

     1.5 "Affiliate" shall mean a company that is controlled by, controlling, or in common control with a party hereto. Control shall mean that more than fifty percent (50%) of the stock entitled to vote for the election of directors is directly owned by a party hereto, but only so long as such ownership exists. An "RRC Affiliate" shall include, but not be limited to, Read-Rite International.


II.  GRANT

     2.1 Grant. Censtor grants to RRC a worldwide, perpetual, royalty-free, fully-paid up, non-exclusive license, including the right to sublicense to RRC Affiliates, under the Intellectual Property Rights to make, have made, use, sell, offer for sale, import, export, display, modify, and distribute any products, create derivative works, practice any method, process, or procedure, and otherwise exploit the Patents, Technology or Software. The license granted under this
     Section 2.1 shall be revocable solely in the event that RRC fails to make the Final Payment referenced in the Asset Purchase Agreement on the Final Payment Date defined therein, net of any amounts withheld as security for claims under Section 8 thereof. Upon RRC's payment to Censtor of such Final Payment, the licenses granted hereunder shall become irrevocable, notwithstanding any withholding by RRC of a portion of such Final Payment pursuant to Section 8.2 of the Asset Purchase Agreement.

     2.2 Delivery. Censtor has delivered to RRC copies of all the Patents, Technology and Software as of the Effective Date, which copies shall be the property of RRC.

     2.3 Security Interest. 2.3.1 Grant. RRC hereby retains and Censtor hereby grants to RRC a security interest in the Intellectual Property Rights licensed hereunder to RRC to secure Censtor's obligations under Sections 2.4, 3.1 or 3.2 of this Agreement (the "Secured Obligations") for the period commencing on the Effective Date and terminating on the sixth anniversary of the Effective Date (the "Termination Date"). Censtor agrees to promptly execute documents requested by RRC to perfect and protect such security interest at the Effective Date.

     2.3.2 Termination of Security Interest; Escrow. Censtor may terminate the security interest created hereunder on the third (3rd) anniversary of the Effective Date by depositing an amount (the "Escrow Amount") that is the greater of (i) four million dollars ($4,000,000) or (ii) the full amount of any claim or claims asserted in writing by RRC against Censtor for breach of any Secured Obligations (a "Secured Obligation Claim") on or prior to such anniversary in cash into an escrow account established pursuant to a mutually agreeable escrow agreement. Said escrow agreement shall provide for a release of all or a portion of the Escrow Amount to RRC to satisfy claims by RRC against Censtor hereunder relating to any breach of the Secured Obligations. Thereafter, Censtor may reduce the Escrow Amount by one million dollars ($1,000,000) on each of the fourth (4th) and fifth
     (5th) anniversaries of the Effective Date, respectively, provided, however, that any such reduction shall not cause the funds remaining in the escrow to be less than the amount of any Secured Obligation Claim or Claims by RRC outstanding on such anniversaries. If RRC has an outstanding Secured Obligation Claim at the Termination Date then
     (i) if Censtor has not terminated the security interest by depositing the Escrow Amount, the security interest shall survive until the claims are finally resolved unless Censtor deposits cash in the full amount of such claim in an escrow account to secure such claims, or
     (ii) if Censtor has terminated the security interest, the escrow shall survive the Termination Date until such claims are finally resolved

     2.3.3. Senior Security Interest; Subordination. Censtor represents and warrants that the security interest granted herein is senior to any other security interest granted in the Patents, Software or Technology. Censtor shall not grant, issue, or convey security interests to which the security interest granted herein would be subordinate, except (i) any security interest granted for money borrowed, provided that the amount borrowed shall not exceed two million dollars ($2,000,000) at any time, and any such obligation to repay money shall be a Secured Obligation hereunder, and RRC shall have the option to repay on Censtor's behalf such borrowings at any time and to add the amount of such repayments to any amounts due upon exercise of the security interest, and (ii) RRC acknowledges that Denki Kagaku Kogyo Kabushiki Kaisha ("Denka") holds a security interest in certain Censtor Patents. To address said security interest, concurrently herewith Censtor has delivered to Censtor's counsel such sums as are required to satisfy any obligations of Censtor to Denka necessary to obtain a release of said security interest (the "Satisfaction Payment"), and caused to be delivered by Denka to Censtor's counsel a fully executed, irrevocable release of said security interest (the "Release"). Censtor covenants that, on or before July 31, 1996, it will cause its counsel to simultaneously deliver the Satisfaction Payment to Denka, and the Release to RRC.
     RRC hereby agrees that the security interest granted hereunder is and will be subject to (i) any license granted by Censtor in the Intellectual Property Rights, including licenses granted after the date of this Agreement, and (ii) any security interest to secure obligations for money borrowed as provided above, including any such security interest granted after the date of this Agreement. RRC hereby agrees to promptly execute documents reasonably requested by Censtor to acknowledge release of the security interest at the Termination Date (or such later date as provided above) and to acknowledge the subordination of its security interest for money borrowed granted by Censtor as provided above.

     2.4 Most Favored Licensee. If Censtor licenses the Intellectual Property Rights to any person, firm or corporation under more favorable terms and conditions than those granted to RRC, it shall provide RRC the benefit of those terms and conditions effective upon the date of execution of the more favorable license. For the purposes of determining whether a license is more favorable than the present Agreement under this Section 2.4, the parties agree to consider each transaction as a whole. The parties agree that should Censtor enter into a new components supply license, it shall deliver to RRC an initial summary of the terms of such license. RRC shall have fifteen
     (15) days following receipt of such summary to elect to retain RRC's existing license per the terms set for herein, or to elect on a preliminary basis to accept the terms of said new license. In the latter event , Censtor shall prepare and submit for RRC's review a draft license agreement, together with a signed certificate of an officer of Censtor stating that said license agreement is the same as the new components supply license in all material respects. RRC shall thereafter have fifteen (15) additional days to make its final election to accept or reject said new proposed license. In addition, Censtor shall not grant rights in the Intellectual Property Rights to any disk drive manufacturer under terms and conditions more favorable than those granted by Censtor to Western Digital Corporation ("WDC") or Maxtor Corporation ("MC"), respectively, without offering such terms to WDC and MC; provided, however, that Censtor shall not be required to (i) compare any terms granted to either WDC or MC to those granted to the other, or (ii) offer license terms to WDC or MC if at any time following the Effective Date WDC or MC, as the case may be, ceases to be a licensee of Censtor. If Censtor is required by this Section to offer license terms to either WDC or MC, Censtor shall offer such terms pursuant to procedures specified in its licenses with WDC or MC to the extent such procedures exist and, to the extent they do not, pursuant to the procedures specified above for offering license terms to RRC.

     2.5 Limitations. No license or other right is granted, by implication , estoppel or otherwise, to RRC or any other third parties except for the licenses and rights expressly granted in this Agreement.


III. REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION.

     3.1 Representations and Warranties. As of the Effective Date of this Agreement, Censtor represents and warrants that, except as set forth in Schedule 3.1 hereto, (i) Censtor has the right and authority to enter into this Agreement and to grant the rights and licenses set forth herein; (ii) to Censtor's best knowledge the use of the Intellectual Property Rights in connection with Censtor's business operations in the ordinary course prior to the Effective Date does not constitute a direct infringement of the intellectual property rights of any other person, (iii) Censtor, to its best knowledge is not aware of any express challenge to, or any facts or circumstances that, on their face, constitute the basis for a challenge to, the validity, scope, enforceability, ownership or inventorship of the Intellectual Property Rights; (iv) Censtor has not received any notice or other communication alleging that the manufacture, sale or use of products incorporating the Patents, Software or Technology infringe the intellectual property rights of any third party or violate any other third party rights; (v) Censtor has not granted any rights in the Patents, Software and Technology to any third party that are inconsistent with the rights and licenses granted to RRC by this Agreement, and (vi) Censtor has delivered to RRC all of the Patents, Technology and Software.

     3.2 Covenants. Censtor covenants (i) that it will not grant any rights in the Patents, Software or Technology to any third party that conflict with the rights and licenses granted to RRC by this Agreement; and (ii) that as of the Effective Date of this Agreement there are no circumstances other than RRC's breach of this Agreement or patent expiration whereby the rights and licenses granted hereunder would be materially diminished, or have the effect of materially diminishing such rights and licenses. RRC may, upon breach of this Section, exercise its security interests under Section 2.2 above and the right to seek indemnification under Section 3.4 below.

     3.3 RRC Representations and Warranties. As of the Effective Date of this Agreement, RRC represents and warrants that RRC has the right and authority to enter into this Agreement.

     3.4 Indemnification. As the sole remedy for a material breach of a party's obligations under this Section 3, each party (as indemnitor) agrees to defend, indemnify, and hold the other party (as indemnitee), its Affiliates, shareholders, employees and agents harmless against any loss, liability, and expense (including reasonable attorneys' fees) arising from such material breach except in the case of RRC, RRC may also exercise the remedies provided by Section 7.2. The indemnitor shall have no obligation to indemnify the indemnitee under this section unless the indemnitee provides the indemnitor with (i) prompt written notice of such claim or action, (ii) control and authority over the defense or settlement of such claim or action, and
     (iii) proper and full information and reasonable assistance to defend and/or settle such claim or action.

     3.5  Disclaimer.  EXCEPT AS EXPRESSLY WARRANTED IN SECTION 3.1 ABOVE,
     (I) CENSTOR'S PATENTS, SOFTWARE, TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS ARE PROVIDED TO RRC "AS IS" WITHOUT WARRANTY OF ANY KIND, (II) THE ENTIRE RISK AS TO THE RESULTS AND PERFORMANCE OF ANY HARDWARE OR SOFTWARE IS ASSUMED BY THE RECEIVING PARTY; AND (III) CENSTOR DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO ITS DELIVERABLES, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL CENSTOR BE LIABLE FOR COST OF PROCUREMENT OF SUBSTITUTE PRODUCTS, SERVICES, OR TECHNOLOGY. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.


IV.  CONFIDENTIAL INFORMATION

     4.1 General. The parties may, from time to time, in connection with this Agreement, disclose to each other Confidential Information. "Confidential Information" shall mean any information disclosed in writing by a party to this Agreement to any of the other parties to this Agreement, and marked by the disclosing party with the legend "CONFIDENTIAL" or other similar legend sufficient to identify such information as confidential proprietary information of the disclosing party. Confidential Information shall include the terms and conditions of this Agreement, but either party may disclose the existence and purpose of this Agreement as recited in the Background section. Neither party shall use any Confidential Information of the other party except as expressly authorized under this Agreement, and each party will use best efforts to prevent the disclosure of the other party's Confidential Information to third parties; provided that the parties may disclose Confidential Information, with similar protections in place, to the extent reasonably necessary to exploit the rights and license granted to such party hereunder (including the rights to grant and authorize sublicenses); and provided further that the recipient party's obligations under this Section 4 shall not apply to Confidential Information that:

          4.1.1 is disclosed orally without express designation as Confidential Information; provided, however, that the recipient party's obligations under this Section 4 shall apply to information disclosed orally if such information is confirmed in writing as "CONFIDENTIAL" by the disclosing party within thirty (30) days after disclosure thereof;

          4.1..2    is in the recipient party's possession at the time of
               disclosure thereof;

          4.1..3    is or later becomes part of the public domain through
               no fault of the recipient party;

          4.1.4 is received from a third party having no obligations of confidentiality to the disclosing party;

          4.1.5 is developed independently by the recipient party without reliance upon or use of the disclosing party's Confidential Information; or

          4.1.6 is required by law or regulation to be disclosed; provided, however, that the party subject to such disclosure requirement has provided written notice to the other party promptly to enable such other party to seek a protective order or otherwise prevent disclosure of such Confidential Information.

     The parties agree to terminate on the Effective Date, all prior confidentiality and nondisclosure agreements between the parties including the Bilateral Non-Disclosure Agreement dated January 11, 1996; provided, however, that disclosures of Confidential Information made prior to the Effective Date shall continue to be governed by the terms of the applicable confidentiality or nondisclosure agreement.


V.   PATENTS AND INVENTIONS

     5.1 Disclosure of Inventions. Censtor will promptly disclose to RRC in writing any invention conceived of or reduced to practice by Censtor, its employees, contractors, or agents, alone or jointly with others, as of the Effective Date of the Agreement. Censtor shall release its employees from any confidentiality obligations to the extent such obligations prohibit the disclosure of Censtor Confidential Information to RRC; provided, however, that nothing in this Agreement shall require Censtor, or its employees, contractors, or agents, to disclose Confidential Information of any third party unless Censtor is authorized to do so by license or agreement with such third party.

     5.2 Applications. Censtor shall file patent applications based on the Patents and maintain the Patents during the term of this Agreement. During the term of this Agreement, Censtor shall provide RRC with a report once per month containing a list of patent applications based on the patents that Censtor elects to abandon, or Patents for which Censtor elects not to pay any fee required to maintain such Patent. Censtor shall consider any request by RRC to file or continue the prosecution of applications for Patents. If Censtor elects not to file or continue the prosecution of an application requested by RRC, RRC may request Censtor's consent to pursue and have assigned to RRC such draft patent application or patent application, which consent may be withheld only if Censtor determines that the coverage of such draft patent application or application is substantially covered by another application that is being pursued by Censtor. If consent is granted and RRC files or continues the prosecution of such application, RRC shall pay for the costs, including reasonable attorney's fees and related filing and maintenance costs, and RRC agrees to license Censtor on a world-wide, royalty-free, fully paid, irrevocable, non-exclusive basis with a right of sublicense to Patents issuing on such applications, provided that Censtor pays one-half of the legal fees and costs incurred by RRC for such Patents.

VI.  INFRINGEMENT

     6.1 Notice of Infringement. If RRC learns of any infringement of Censtor's Intellectual Property Rights, RRC shall so inform Censtor in writing and shall provide Censtor with reasonable evidence of the infringement.

     6.2 Legal Action. RRC may request that Censtor take legal action against an alleged infringement of the Intellectual Property Rights. If Censtor initiates such action at RRC's request, it shall do so at its sole expense and RRC shall render all reasonable assistance that may be required by Censtor for such action. RRC shall not make any claim for damages recovered by Censtor. If Censtor does not initiate the legal action requested by RRC, RRC may request Censtor to consent to RRC initiating such action in Censtor's name. If Censtor consents to such representation, RRC may initiate such action at its sole expense and shall be entitled to take all necessary steps in the name of Censtor. Censtor shall render all reasonable assistance that may be required by RRC for such action and Censtor shall not make any claim for damages recovered by RRC.

     If Censtor does not consent to RRC commencing such action, then upon the request of RRC the following representatives of RRC and Censtor shall meet within ten (10) days after the date of the Censtor decision to attempt to resolve the matter: the General Counsel of RRC and the President of Censtor. If the matter has not been resolved within twenty (20) days of their first meeting, the parties shall attempt in good faith to resolve the controversy or claim in accordance with the Mediation Service of Santa Clara County Bar Association.

     6.3 Cooperation. Each party shall cooperate with the other in litigation proceedings instituted under this Agreement (including without limitation by joining as a nominal party,) but at the expense of the party by whom suit is brought. The party bringing the suit will control that litigation, except that the other party may elect to be represented at its own expense by counsel of its choice. Upon the request and at the expense of requesting party, the other party shall make available at reasonable times and under appropriate conditions all relevant personnel, records, papers, information, samples, specimens and other similar materials in its possession.

     6.4  Attorneys' Fees.  Except as set forth in Section 3
     (Indemnification), each party shall bear its own attorney' fees and costs in connection with any dispute between the parties arising under this Agreement.

VII. TERMS AND CONDITIONS

     7.1  Term.  This Agreement shall be perpetual.

     7.2 Remedies for Breach. If Censtor is in material default of any provision of this Agreement other than the Secured Obligations, and such material default is not corrected within thirty (30) days of receipt of written notice of such default from RRC, RRC may pursue its available remedies in law or equity. If Censtor is in material default of the Secured Obligations, and such material default is not corrected with thirty (30) days of receipt of written notice of such material default, RRC shall first pursue a remedy of monetary damages or injunctive relief pursuant to Section 3.4. If RRC does not receive full and complete payment or settlement of a claim based on a material default by Censtor of a Secured Obligation within thirty (30) days after the date of the final determination of such claim, RRC shall have the right to proceed against the security interests as provided under Section 2.3, including all rights of a secured party under the California Uniform Commercial Code, in addition to any other rights it may have in law or equity.

     7.3 Remedies for Insolvency. RRC shall have the right to exercise the security interest cited under Section 2.3, in addition to any other rights it may have in law and equity, by writing immediately if Censtor (i) voluntarily or involuntarily becomes the subject of a petition in bankruptcy or of any proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or (ii) admits in writing its inability to pay its debts as they become due.

     7.4 Survival. The rights and obligations under Sections 2, 3, 4, 5, 6, 8, and 9 shall survive termination of this Agreement.

VIII.   LIMITATION ON LIABILITY

     UNDER NO CIRCUMSTANCES, OTHER THAN AS PROVIDED FOR IN SECTION 3 ABOVE, SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY
     LOST DATA, LOST PROFITS, BUSINESS INTERRUPTION OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), INCLUDING WITHOUT LIMITATION, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. NOTWITHSTANDING THE FOREGOING, THE MAXIMUM LIABILITY OF EITHER PARTY TO THE OTHER PARTY FOR DAMAGES, OTHER THAN LIABILITY OF CENSTOR UNDER SECTION 3, FOR ANY AND ALL CAUSES WHATSOEVER, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL BE LIMITED TO THE PURCHASE
     PRICE SET FORTH IN THE ASSET PURCHASE AGREEMENT OF NINE MILLION TWENTY-FIVE THOUSAND DOLLARS ($9,025,000); THE MAXIMUM LIABILITY
     OF CENSTOR UNDER SECTION 3 TO RRC FOR DAMAGES FOR ANY AND ALL CAUSES WHATSOEVER, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, OR OTHERWISE, SHALL BE LIMITED TO TEN MILLION DOLLARS ($10,000,000).

IX.  GENERAL

     9.1. Assignment. This Agreement may not be assigned by Censtor without the prior written consent of RRC, except to a party that succeeds to all or substantially all of Censtor's business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise; provided that such assignee or transferee promptly agrees in writing to be bound by the terms and conditions of this Agreement.

     9.2. Complete Agreement. This Agreement, the exhibits attached hereto, and the Asset Purchase Agreement, constitute the entire understanding and only agreements between the parties with respect to the subject matter hereof and supersede any and all prior negotiations, representations, agreements, and understandings, written or oral, that the parties may have reached with respect to the subject matter hereof. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by all parties.

     9.3. Force Majeure. In the event either party hereto is prevented from or delayed in the performance of any of its obligations here-under by reason of acts of God, war, strikes, riots, storms, fires, or any other cause whatsoever beyond the reasonable control of the party, the party so prevented or delayed shall be excused from the performance of any such obligation to the extent and during the period of such prevention or delay. In the event of such an event, the party whose performance is prevented or delayed shall give prompt notice to the other party of the occurrence such event and of removal of such event.

     9.4. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, sent by telecopy, or mailed first-class postage prepaid, registered or certified mail, and shall be effective upon receipt by the addressee, if addressed as follows:

     If to RRC:               Read-Rite Corporation
                              345 Los Coches Street
                              Milpitas, CA  95035-5428
                              Attention:  Rex S. Jackson, V.P. & General
                                                                  Counsel
                              Telephone:  (408) 262-6700
                              Telecopy:   (408) 945-9644

     with a copy to:          Wilson Sonsini Goodrich & Rosati, P.C.
                              650 Page Mill Road
                              Palo Alto, CA 94304-1050
                              Attention:  Frances S. Currie, Esq.
                              Telephone:  (415) 493-9300
                              Telecopy:  (415) 493-6811

     If to Censtor:           Censtor Corporation
                              530 Race Street
                              San Jose, CA  95126
                              Attention:  Garry A. Garrettson, President &
                                                                    CEO
                              Telephone:  (408) 298-8400
                              Telecopy:  (408) 288-9910

     with a copy to:          Heller, Ehrman, White & McAuliffe
                              525 University Avenue
                              Palo Alto, California 94301-1900
                              Attention:  Matthew P. Quilter, Esq.
                              Telephone:  (415) 324-7000
                              Telecopy:  (415) 324-0638


     9.5 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of California; provided, however, that all questions with respect to validity of any patents or patent applications shall be determined in accordance with the laws of the respective country in which such patents or patent applications shall have been granted or filed, as applicable.

     9.6 Dispute Resolution. The parties shall resolve any disputes arising under this Agreement utilizing the procedures set forth in
     Section 8.4 of the Asset Purchase Agreement, to which this Agreement is attached as Exhibit C.

     9.7 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or employee of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

     9.8 Bankruptcy Code. All rights and licenses granted under or pursuant to this Agreement by Censtor to RRC are and shall otherwise be deemed for the purposes of Section 365(n) of the United States Bankruptcy Code, 11 U.S.C. Section 101, et seq. (the "Bankruptcy Code"), licenses of rights to "intellectual property" as defined under
     Section 101(56) of the Bankruptcy Code. The parties agree that RRC, as a licensee of such rights and licenses, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.

     9.9 No Waiver. A waiver, express or implied, by either party of any right under this Agreement or of any failure to perform or breach hereof by the other party hereto shall not constitute or be deemed to be a waiver of any other right hereunder or of any other failure to perform or breach hereof by such other party, whether of a similar or dissimilar nature thereto.

     9.10 Headings. Headings included herein are for convenience only, do not form a part of this Agreement and shall not be used in any way to construe or interpret this Agreement.

     9.11. Severability. If any provision of this Agreement shall be found by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so reformable, so as not to affect the validity or enforceability of the remainder of this Agreement, provided that the reformation complies with the intent of the parties.

     9.12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.


IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement.

Censtor Corporation ("Censtor")         Read-Rite Corporation ("RRC")


By: ______________________________ By: _______________________________

Name: ___________________________  Name: _______________________________

Title: __________________________  Title:_______________________________

                                 EXHIBIT A

                                  Patents

                     SCHEDULE 3.1 TO LICENSE AGREEMENT
                      BETWEEN CENSTOR CORPORATION AND
                       READ-RITE CORPORATION, DATED
                           _____________________


1. IBM patents with an effective filing date prior to September 1, 1991.


2. Censtor's "best knowledge" under Sections 3.1(ii) and (iii) does not include a detailed review of the copies of all third party patents within Censtor's possession.


                            Exhibit D


     [FORM OF OPINION OF HELLER, EHRMAN, WHITE & McAULIFFE]




                              ______ __, 1996




Read-Rite Corporation
345 Los Coches Street
Milpitas, California  95035

                               Censtor Corp.

Ladies and Gentlemen:

          We have acted as counsel to Censtor Corp., a California corporation (the "Company"), in connection with the Agreement for Purchase and Sale of Assets, dated as of March __, 1996, by and between Read-Rite Corporation, a Delaware corporation (the "Purchaser"), and the Company (the "Agreement"). This opinion is rendered to you pursuant to Section 4.2(h) of the Agreement. Capitalized terms used without definition in this opinion have the meanings given to them in the Agreement.

                               I.

          We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary or appropriate for our opinion:

          (a)  The Agreement;

          (b)  The Promissory Note attached to the Agreement as Exhibit B;

          (c) The Bill of Sale and Assignment of Contracts executed and delivered by the Company to the Purchaser at the Closing (the "Bill of Sale");

          (d) The License Agreement attached to the Agreement as Exhibit C (the "Purchaser's License"), which together with the agreements referred to in Paragraphs (a), (b) and (c) above shall be referred to herein collectively as the "Transactional
          Agreements";

          (e)  The Assumed Contracts;

          (f) The Articles of Incorporation of the Company certified by the California Secretary of State as of _____ __, 1996, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

          (g) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

          (h) Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the board of directors and the shareholders of the Company relating to the Transactional Agreements;

          (i) A Certificate of Status - Domestic Corporation relating to the Company issued by the Secretary of State of the State of California, dated _____ __, 1996;

          (j) A letter from the Franchise Tax Board of the State of California stating that the Company is in good standing with that agency, dated _____ __, 1996;

          (k) A certificate of the Chief Executive Officer and President and of the Chief Financial Officer of the Company as to the material agreements and material instruments to which the Company is a party or by which the Company's properties or assets are bound and as to certain factual matters (the "Certificate Relating to Agreements");

          (l) Each of the agreements and instruments identified in the Certificate Relating to the Agreements; and

          (m) The proxy statement delivered to the Company's shareholders in connection with the transactions contemplated by the Transactional Agreements (the "Proxy Statement").

          Our opinion expressed in Paragraph 1 of Part III as to the good standing of the Company under the laws of the State of California is based solely upon the Certificate of Status - Domestic Corporation and letter from the Franchise Tax Board of the State of California identified above in Paragraphs (h) and (i), respectively. We have made no additional investigation after the respective dates of those documents in rendering our opinion expressed in Paragraph 1 of Part III. We have further based our opinion expressed in the second sentence of Paragraph 1 on a certification to us by certain officers of the Company that the Company has no employees or facilities outside of California.

          In connection with our opinion relating to the agreements and instruments identified in the Certificate Relating to Agreements, we have not reviewed, and express no opinion on, (i) financial covenants or similar provisions requiring financial calculations or determinations to ascertain compliance, (ii) provisions relating to the occurrence of a "material adverse event" or words of similar import or (iii) parol evidence bearing on interpretation or construction. Moreover, to the extent that any of the agreements and instruments identified in the Certificate Relating to Agreements is governed by the laws of any jurisdiction other than the State of California, our opinion relating to those agreements and instruments is based solely upon the plain meaning of their language without regard to interpretation or construction that might be indicated by the laws governing those agreements and instruments.

          Where our opinion relates to our "knowledge," that knowledge is based upon our examination of the records, documents, instruments and certificates enumerated or described above and the actual contemporaneous knowledge of attorneys in this firm who are currently involved in legal representation of the Company in connection with the Transactional Agreements. We have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinion.

                              II.

          We express no opinion as to:

A. Any anti-fraud provisions of the securities laws, rules or regulations and any tax, anti-trust, land use, safety, bulk transfer, environmental or hazardous materials laws, rules or regulations.

B. The effect on the Company's obligations, and your rights, under the Transactional Agreements of laws relating to fraudulent transfers and fraudulent obligations set forth in Sections 544 and 548 of the federal Bankruptcy Code and Sections 3439 et seq. of the California Civil Code.

          This opinion is limited to the federal laws of the United States of America and the laws of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

                             III.

          Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of our opinion, and subject to the limitations and qualifications elsewhere in this opinion, it is our opinion that:

          1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of California. The Company is not required to be qualified in any state other than California.

          2. The Company has all requisite corporate power and corporate authority to enter into and perform its obligations under the Transactional Agreements, to own its properties and to carry on its business as, to our knowledge, it is now conducted. The Company has all requisite corporate power and corporate authority to sell, assign, convey and transfer the Assets to the Purchaser and to assign, convey and transfer the Assumed Contracts to the Purchaser.

          3. Neither the execution and delivery of the Transactional Agreements on behalf of the Company nor the consummation by the Company of the transactions contemplated thereby, including without limitation the transfer of Assets to the Purchaser and the assumption of Assumed Contracts by the Buyer, (i) conflicts with any provision of the Articles of Incorporation or Bylaws of the Company, (ii) violates any law applicable to the Company,
          (iii) results in a breach or violation of, or constitutes a default under, any term of any agreement or instrument identified in the Certificate Relating to Agreements, or (iv) results in a breach or violation of, or constitutes a default under, any term of any order, writ or decree, of which we have knowledge, of any court, governmental agency or body.

          4. The execution, delivery and performance of the Transactional Agreements have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered on behalf of the Company. The Transactional Agreements are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and (ii) to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. All requisite third party consents required for the execution, delivery and performance by the Company of the Transactional Agreements, including without limitation, the transfer of the Assets to the Purchaser and for the transfer and assignment of the Assumed Contracts to the Purchaser have been obtained and no governmental consents, approvals, authorizations, registrations, declarations or filings are required for the transfer of the Assets to the Purchaser and for the transfer and assignment of the Assumed Contracts to the Purchaser.

          5. To our knowledge there is no action, suit or proceeding against the Company or the Assets that is either pending or has been threatened in writing which questions the validity or propriety of any of the Transactional Agreements or the transactions contemplated thereby, including without limitation the purchase and sale of Assets or the transfer of the Assumed Contracts to Purchaser and, to our knowledge, no inquiries have been made by any governmental agency that might form the basis of any such actions, suit, proceeding or investigation, or which might require the Company to undertake a course of action which may result in a charge against the Assets or the Assumed Contracts.

          6. To our knowledge, no consent, approval, order or authorization of or application, designation, declaration or filing with any governmental authority is required in connection with the valid execution, delivery and performance of any of the Transactional Agreements.

          7. The Proxy Statement complies as to form in all material respects with the requirements of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          8. The Bill of Sale is sufficient as to form to sell, transfer and convey all of the Company's right, title and interest in and to the Assets to the Purchaser.

                              IV.

     We further advise you that:

          A. As noted, the enforceability of the Transactional Agreements is subject to the effect of general principles of equity. These principles include, without limitation, concepts of commercial reasonableness, materiality and good faith and fair dealing. As applied to the Transactional Agreements, these principles will require you to act reasonably, in good faith and in a manner that is not arbitrary or capricious in the administration and enforcement of the Transactional Agreements and will preclude you from invoking penalties for defaults that bear no reasonable relation to the damage suffered or that would otherwise work a forfeiture.

          B. The enforceability of the Transactional Agreements is subject to the effects of (i) Section 1102 of the California Uniform Commercial Code, which provides that obligations of good faith, diligence, reasonableness and care prescribed by that Code may not be disclaimed by agreement, although the parties may by agreement determine the standards by which the performance of such obligations is to be measured if those standards are not manifestly unreasonable, (ii) Section 1203 of that Code, which imposes an obligation of good faith in the performance or enforcement of a contract and (iii) Section 1670.5 of the California Civil Code, which provides that a court may refuse to enforce, or may limit the enforcement of, a contract or any clause of a contract that a court finds as a matter of law to have been unconscionable at the time it was made.

          C. The effectiveness of indemnities, rights of contribution, exculpatory provisions and waivers of the benefits of statutory provisions may be limited on public policy grounds.

          D. Provisions of the Transactional Agreements requiring that waivers must be in writing may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver.

                               V.

          This opinion is rendered to you in connection with the Agreement and is solely for your benefit. This opinion may not be relied upon by any other person, firm, corporation or other entity without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

                                   Very truly yours,


                               EXHIBIT F

                             VOTING AGREEMENT


     This Voting Agreement (the "Agreement") is made and entered into as of February 29, 1996, by and between Read-Rite Corporation, a Delaware corporation ("Read-Rite"), and the undersigned shareholder ("Shareholder") of Censtor Corporation, a California corporation ("Censtor").

                                 RECITALS


     A. Pursuant to an Agreement for Purchase and Sale of Assets by and between Read-Rite and Censtor to be executed in March 1996 substantially in the form of the agreement delivered to and reviewed by the Shareholder (the "Purchase Agreement"), Read-Rite is purchasing certain assets and assuming certain liabilities of Censtor (the "Transaction");

     B. Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding Common Stock, $0.01 par value per share, and Preferred Stock, $0.01 par value per share, of Censtor as is indicated on the signature page of this Agreement (the "Shares"); and

     C. In consideration of the extension and continuation of credit by Read-Rite and the execution of the Purchase Agreement by Read-Rite, Shareholder agrees not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of Censtor acquired by Shareholder hereafter and prior to the Expiration Date (as defined in Section 1.1 below), and agrees to vote the Shares and any other such shares of capital stock of Censtor so as to facilitate consummation of the Transaction.

     NOW, THEREFORE, the parties agree as follows:

     1.             Agreement to Retain Shares.

          1.1 Transfer and Encumbrance. Shareholder agrees not to transfer, sell, exchange, pledge (except in connection with a bona fide loan transaction, provided that any pledgee agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber the Shares or any New Shares (as defined in Section 1.2) prior to the Expiration Date and to be subject to the Proxy (as defined in Section 3)) or otherwise dispose of or encumber the Shares or any New Shares, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date") shall mean the earlier to occur of (i) such date and time as the Transaction shall become effective in accordance with the terms and provisions of the Purchase Agreement, (ii) the close of business on July 31, 1996 and (iii) the date of termination of the Purchase Agreement.

          1.2 New Shares. Shareholder agrees that any shares of capital stock of Censtor that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2. Agreement to Vote Shares. At every meeting of the shareholders of Censtor called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the Shareholders of Censtor with respect to any of the following, Shareholder shall vote the Shares and any New Shares in favor of approval of the Purchase Agreement and the Transaction and any matter that could reasonably be expected to facilitate the Transaction. This Agreement is intended to bind Shareholder as a Shareholder of Censtor only with respect to the specific matters set forth herein and shall not prohibit Shareholder from acting in accordance with his or her fiduciary duties, if applicable, as an officer or director of Censtor.

     3. Irrevocable Proxy. Concurrently with the execution of this Agreement, Shareholder agrees to deliver to Read-Rite a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the extent provided in Section 705(e) of the California General Corporation Law, covering the total number of Shares and New Shares beneficially owned or as to which beneficial ownership is acquired (as such term is defined in Rule 13d-3 under the Exchange Act) by Shareholder set forth therein.

     4. Representations, Warranties and Covenants of Shareholder. Shareholder hereby represents, warrants and covenants to Read-Rite that Shareholder (i) is the beneficial owner of the Shares, which at the date of this Agreement are and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of Censtor other than the Shares (excluding shares as to which Shareholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

     5. Additional Documents. Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the opinion of Read-Rite, to carry out the purpose and intent of this Agreement.

     6. Consent and Waiver. Shareholder hereby gives any consents or waivers that are required for the consummation of the Transaction under the terms of any agreement to which Shareholder is a party or pursuant to any rights Shareholder may have.

     7. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

     8.   Miscellaneous.

          8.1 No Reliance on Read-Rite. Shareholder acknowledges that it has had the opportunity to review this Agreement, the Proxy, the Purchase Agreement and the terms of the Transaction with its own financial advisors and legal counsel. Shareholder is relying solely on such advisors and counsel and not on any statements or representations of Read-Rite or any of its agents for financial or legal advice with respect to the transactions contemplated hereby or thereby.

          8.2 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          8.3 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other.

          8.4 Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

          8.5 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Read-Rite will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Read-Rite upon any such violation, Read-Rite shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Read-Rite at law or in equity.

          8.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                    (a)  if to Read-Rite, to:

                    Read-Rite Corporation
                    345 Los Coches Street
                    Milpitas, CA  95035
                    Attention:  Rex S. Jackson
                    Facsimile No.:  (408) 956-3203
                    Telephone No.:  (408) 262-6700

                    with a copy to:

                    Wilson Sonsini Goodrich & Rosati, P.C.
                    650 Page Mill Road
                    Palo Alto, CA  94306
                    Attention:  Francis S. Currie
                    Facsimile No.:  (415) 493-9300
                    Telephone No.:  (415) 493-6811

                    (b)  if to Shareholder, to the address set forth below.

          8.7 Governing Law. This Agreement and the Proxy shall be governed by, construed and enforced in accordance with the internal laws of the State of California.

          8.8 Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof and supersede all prior negotiations and understandings between the parties with respect to such subject matters.

          8.9 Counterpart. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          8.10 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                              READ-RITE CORPORATION

                              By:

                              Title:


                              SHAREHOLDER

                              By:

                              Title:


                              Shareholder's Address for Notice:







                              Shares beneficially owned:

                                         shares of Censtor Common Stock

                                         shares of Censtor Preferred Stock




                                 EXHIBIT A

                   IRREVOCABLE PROXY TO VOTE STOCK OF

                            CENSTOR CORPORATION

     The undersigned shareholder of Censtor Corporation, a California corporation ("Censtor"), hereby irrevocably (to the full extent permitted by Section 705(e) of the California General Corporation Law appoints the members of the Board of Directors of Read-Rite Corporation, a Delaware corporation ("Read-Rite"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Censtor that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Censtor issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned shareholder of Censtor as of the date of this Proxy are listed below. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

     This Proxy is irrevocable (to the extent provided in Section 705(e) of the California General Corporation Law), is granted pursuant to that cer-tain Voting Agreement dated as of February 29, 1996, by and between Read-Rite and the undersigned shareholder (the "Voting Agreement"), and is granted in consideration of (i) the extension and continuation of credit by Read-Rite to Censtor pursuant to those certain Promissory Notes dated February 2, 1996 and February 29, 1996, and (ii) Read-Rite entering into that certain Agreement for Purchase and Sale of Assets by and between Censtor and Read-Rite (the "Purchase Agreement"). The Purchase Agreement provides for the purchase by Read-Rite of certain assets of Censtor and the assumption by Read-Rite of certain liabilities of Censtor (the "Transaction"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Transaction shall become effective in accordance with the terms and provisions of the Purchase Agreement, (ii) the close of business on July 31, 1996 and (iii) the date of termination of the Purchase Agreement.

     The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares, at every annual, special or adjourned meeting of the shareholders of Censtor and in every written consent in lieu of such meeting in favor of approval of the Transaction and the Purchase Agreement and in favor of any matter that could reasonably be expected to facilitate the Transaction. The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. This Proxy is irrevocable to the extent provided in Section 705(e) of the California General Corporation Law.

Dated:    February 29, 1996

                         (Signature of Shareholder)


                         (Print Name of Shareholder)

                         Shares beneficially owned:

                                          shares of Censtor Common Stock
                                          shares of Censtor Preferred Stock


                               EXHIBIT G

                             LICENSE AGREEMENT


     THIS License Agreement ("Agreement") is made as of ________ (the "Effective Date") by and between Read-Rite Corporation, a Delaware corporation, located at 345 Los Coches Street, Milpitas, CA 95035 ("RRC"), and Censtor Corporation, a California corporation, located at 530 Race Street, San Jose, CA 95126 ("Censtor").

                                BACKGROUND

     Censtor and RRC have negotiated a proposed sale of certain Censtor assets to RRC pursuant to a Letter of Intent dated February 2, 1996 ("Letter of Intent"), but have not signed a definitive agreement for such sale. This Agreement sets forth the terms under which Censtor will license certain of its intellectual property rights to RRC pursuant to the Letter of Intent.

     NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the parties hereto agree as follows:


I.   DEFINITIONS

     1.1 "Software" shall mean all software (i) owned by Censtor as of the Effective Date, (ii) developed by Censtor on or prior to the Effective Date, or (iii) or licensed to Censtor from a third party licensor as of the Effective Date which Censtor has a right to license to RRC without additional payments or other obligations to such third party licensor, provided that Censtor shall sublicense the software that requires such additional payments or obligations to RRC to the extent it may be sublicensed if RRC elects to make such additional payments or assume such other obligations. The Software licensed hereunder shall be provided in source code form, except that if such Software is licensed by Censtor from a third party and can only be licensed to RRC in binary code form, such Software shall be provided in binary code form to RRC.

     1.2 "Technology" shall mean any and all rights in and to any and all technology and know-how (i) owned by Censtor as of the Effective Date,
     (ii) developed by Censtor on or prior to the Effective Date, or (iii) licensed to Censtor from a third party licensor as of the Effective Date which Censtor has a right to license to RRC without additional payments or other obligations to such third party licensor, provided that Censtor shall sublicense the technology to RRC that requires such additional payments or obligations to the extent it may be sublicensed if RRC elects to make such additional payments or assume such other obligations. "Technology" shall include without limitation, technical information, know-how, negative know-how, trade secrets, processes, procedures, compositions, devices, methods, formulas, protocols, techniques, designs, drawings, mask works, or data.

     1.3 "Intellectual Property Rights" means, collectively, the Technology and Software and all current and future worldwide, trade secrets, copyrights, copyright registrations and applications therefor, moral rights, and all other intellectual property rights and proprietary rights arising under the Technology or Software, whether arising under the laws of the United States or any other state, country or jurisdiction, excluding any trademarks or servicemarks.

     1.4 "Affiliate" shall mean a company that is controlled by, controlling, or in common control with a party hereto. Control shall mean that, on a class by class basis, more than fifty percent (50%) of the stock entitled to vote for the election of directors is directly owned by a party hereto, but only so long as such ownership exists.
     An "RRC Affiliate" shall include, but not be limited to, Read-Rite International.


II.  GRANT

     2.1 Grant. Censtor grants to RRC a worldwide, perpetual, irrevocable, royalty-free, fully-paid up, non-exclusive license, including the right to sublicense to RRC Affiliates, under the Intellectual Property Rights to make, have made, use, sell, offer for sale, import, export, display, modify, and distribute any products, create derivative works, practice any method, process, or procedure, and otherwise exploit the Technology or Software.

     2.2 Delivery. Censtor has delivered to RRC copies of all the Technology and Software as of the Effective Date, which copies shall be the property of RRC.

     2.3 Limitations. No license or other right is granted, by implication , estoppel or otherwise, to RRC or any other third parties except for the licenses and rights expressly granted in this Agreement.

     2.4 Consideration. As consideration for the licenses and rights granted under this Agreement, RRC shall pay Censtor a one time license fee as set forth in the Agreement for Purchase and Sale of Assets to which this Agreement is attached as Exhibit G.

III. REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION.

     3.1 Representations and Warranties. As of the Effective Date of this Agreement, Censtor represents and warrants that, except as set forth in Schedule 3.1 hereto, (i) Censtor has the right and authority to enter into this Agreement and to grant the rights and licenses set forth herein; (ii) to Censtor's best knowledge the use of the Intellectual Property Rights in connection with Censtor's business operations in the ordinary course prior to the Effective Date does not constitute a direct infringement of the intellectual property rights of any other person, (iii) Censtor, to its best knowledge is not aware of any express challenge to, or any facts or circumstances that, on their face, constitute the basis for a challenge to, the validity, scope, enforceability, ownership or inventorship of the Intellectual Property Rights; (iv) Censtor has not received any notice or other communication alleging that the manufacture, sale or use of products incorporating the Software or Technology infringe the intellectual property rights of any third party or violate any other third party rights; (v) Censtor has not granted any rights in the Software and Technology to any third party that are inconsistent with the rights and licenses granted to RRC by this Agreement, and (vi) Censtor has delivered to RRC all of the Technology and Software.

     3.2 Covenants. Censtor covenants (i) that it will not grant any rights in the Software or Technology to any third party that conflict with the rights and licenses granted to RRC by this Agreement; and
     (ii) that as of the Effective Date of this Agreement there are no circumstances other than RRC's breach of this Agreement whereby the rights and licenses granted hereunder would be materially diminished, or have the effect of materially diminishing such rights and licenses. RRC may, upon breach of this Section, exercise its right to seek indemnification under Section 3.4 below.

     3.3 RRC Representations and Warranties. As of the Effective Date of this Agreement, RRC represents and warrants that RRC has the right and authority to enter into this Agreement.

     3.4 Indemnification. As the sole remedy for a material breach of a party's obligations under this Section 3, each party (as indemnitor) agrees to defend, indemnify, and hold the other party (as indemnitee), its Affiliates, shareholders, employees and agents harmless against any loss, liability, and expense (including reasonable attorneys' fees) arising from such material breach. The indemnitor shall have no obligation to indemnify the indemnitee under this section unless the indemnitee provides the indemnitor with (i) prompt written notice of such claim or action, (ii) control and authority over the defense or settlement of such claim or action, and (iii) proper and full information and reasonable assistance to defend and/or settle such claim or action.

     3.5  Disclaimer.  EXCEPT AS EXPRESSLY WARRANTED IN SECTION 3.1 ABOVE,
     (I) CENSTOR'S SOFTWARE, TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS ARE PROVIDED TO RRC "AS IS" WITHOUT WARRANTY OF ANY KIND, (II) THE ENTIRE RISK AS TO THE RESULTS AND PERFORMANCE OF ANY HARDWARE OR SOFTWARE IS ASSUMED BY THE RECEIVING PARTY; AND (III) CENSTOR DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO ITS DELIVERABLES, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL CENSTOR BE LIABLE FOR COST OF PROCUREMENT OF SUBSTITUTE PRODUCTS, SERVICES, OR TECHNOLOGY. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.


IV.  CONFIDENTIAL INFORMATION

     4.1 General. The parties may, from time to time, in connection with this Agreement, disclose to each other Confidential Information. "Confidential Information" shall mean any information disclosed in writing by a party to this Agreement to any of the other parties to this Agreement, and marked by the disclosing party with the legend "CONFIDENTIAL" or other similar legend sufficient to identify such information as confidential proprietary information of the disclosing party. Confidential Information shall include the terms and conditions of this Agreement, but either party may disclose the existence and purpose of this Agreement as recited in the Background section. Neither party shall use any Confidential Information of the other party except as expressly authorized under this Agreement, and each party will use best efforts to prevent the disclosure of the other party's Confidential Information to third parties; provided that the parties may disclose Confidential Information, with similar protections in place, to the extent reasonably necessary to exploit the rights and license granted to such party hereunder (including the rights to grant and authorize sublicenses); and provided further that the recipient party's obligations under this Section 4 shall not apply to Confidential Information that:

          4.1.1 is disclosed orally without express designation as Confidential Information; provided, however, that the recipient party's obligations under this Section 4 shall apply to information disclosed orally if such information is confirmed in writing as "CONFIDENTIAL" by the disclosing party within thirty (30) days after disclosure thereof;

          4.1..2    is in the recipient party's possession at the time of
               disclosure thereof;

          4.1..3    is or later becomes part of the public domain through
               no fault of the recipient party;

          4.1.4 is received from a third party having no obligations of confidentiality to the disclosing party;

          4.1.5 is developed independently by the recipient party without reliance upon or use of the disclosing party's Confidential Information; or

          4.1.6 is required by law or regulation to be disclosed; provided, however, that the party subject to such disclosure requirement has provided written notice to the other party promptly to enable such other party to seek a protective order or otherwise prevent disclosure of such Confidential Information.

     The parties agree to terminate on the Effective Date, all prior confidentiality and nondisclosure agreements between the parties including the Bilateral Non-Disclosure Agreement dated January 11, 1996; provided, however, that disclosures of Confidential Information made prior to the Effective Date shall continue to be governed by the terms of the applicable confidentiality or nondisclosure agreement.


V.   INVENTIONS

     5.1 Disclosure of Inventions. Censtor will promptly disclose to RRC in writing any invention conceived of or reduced to practice by Censtor, its employees, contractors, or agents, alone or jointly with others, as of the Effective Date of the Agreement. Censtor shall release its employees from any confidentiality obligations to the extent such obligations prohibit the disclosure of Censtor Confidential Information to RRC; provided, however, that nothing in this Agreement shall require Censtor, or its employees, contractors, or agents, to disclose Confidential Information of any third party unless Censtor is authorized to do so by license or agreement with such third party.


VI. INFRINGEMENT

     6.1 Notice of Infringement. If RRC learns of any infringement of Censtor's Intellectual Property Rights, RRC shall so inform Censtor in writing and shall provide Censtor with reasonable evidence of the infringement.

     6.2 Legal Action. RRC may request that Censtor take legal action against an alleged infringement of the Intellectual Property Rights. If Censor initiates such action at RRC's request, it shall do so at its sole expense and RRC shall render all reasonable assistance that may be required by Censtor for such action. RRC shall not make any claim for damages recovered by Censtor. If Censtor does not initiate the legal action requested by RRC, RRC may request Censtor to consent to RRC initiating such action in Censtor's name. If Censtor consents to such representation, RRC may initiate such action at its sole expense and shall be entitled to take all necessary steps in the name of Censtor. Censtor shall render all reasonable assistance that may be required by RRC for such action and Censtor shall not make any claim for damages recovered by RRC.

     If Censtor does not consent to RRC commencing such action, then upon the request of RRC the following representatives of RRC and Censtor shall meet within ten (10) days after the date of the Censtor decision to attempt to resolve the matter: the General Counsel of RRC and the President of Censtor. If the matter has not been resolved within twenty (20) days of their first meeting, the parties shall attempt in good faith to resolve the controversy or claim in accordance with the Mediation Service of the Santa Clara County Bar Association.

     6.3 Cooperation. Each party shall cooperate with the other in litigation proceedings instituted under this Agreement (including without limitation by joining as a nominal party), but at the expense of the party by whom suit is brought. The party bringing the suit will control that litigation, except that the other party may elect to be represented at its own expense by counsel of its choice. Upon the request and at the expense of the requesting party, the other party shall make available at reasonable times and under appropriate conditions all relevant personnel, records, papers, information, samples, specimens and other similar materials in its possession.

     6.4  Attorneys' Fees.  Except as set forth in Section 3
     (Indemnification), each party shall bear its own attorney' fees and costs in connection with any dispute between the parties arising under this Agreement.


VII. TERM AND SURVIVAL

     7.1. Term.  This Agreement shall be perpetual.

     7.2 Survival. The rights and obligations under Sections 2, 3, 4, 5, 6, 8 and 9 shall survive termination of this Agreement.


VIII.     LIMITATION ON LIABILITY

     UNDER NO CIRCUMSTANCES, OTHER THAN AS PROVIDED FOR IN SECTION 3 ABOVE, SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOST DATA, LOST PROFITS, BUSINESS INTERRUPTION OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), INCLUDING WITHOUT LIMITATION, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. NOTWITHSTANDING THE FOREGOING, THE MAXIMUM LIABILITY OF EITHER PARTY TO THE OTHER FOR DAMAGES, FOR ANY AND ALL CAUSES WHATSOEVER, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL BE LIMITED TO THE LICENSE FEE SET FORTH HEREIN.


IX.  GENERAL

     9.1. Assignment. This Agreement may not be assigned by Censtor without the prior written consent of RRC, except to a party that succeeds to all or substantially all of Censtor's business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise; provided that such assignee or transferee promptly agrees in writing to be bound by the terms and conditions of this Agreement.

     9.2. Complete Agreement. This Agreement, the exhibits attached hereto, and the Asset Purchase Agreement, constitute the entire understanding and only agreements between the parties with respect to the subject matter hereof and supersede any and all prior negotiations, representations, agreements, and understandings, written or oral, that the parties may have reached with respect to the subject matter hereof. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by all parties.

     9.3. Force Majeure. In the event either party hereto is prevented from or delayed in the performance of any of its obligations hereunder by reason of acts of God, war, strikes, riots, storms, fires, or any other cause whatsoever beyond the reasonable control of the party, the party so prevented or delayed shall be excused from the performance of any such obligation to the extent and during the period of such prevention or delay. In the event of such an event, the party whose performance is prevented or delayed shall give prompt notice to the other party of the occurrence such event and of removal of such event.

     9.4. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, sent by telecopy, or mailed first-class postage prepaid, registered or certified mail, and shall be effective upon receipt by the addressee, if addressed as follows:

     If to RRC:               Read-Rite Corporation
                              345 Los Coches Street
                              Milpitas, CA  95035-5428
                              Attention:  Rex S. Jackson, V.P. & General
                                                                  Counsel
                              Telephone:  (408) 262-6700
                              Telecopy:   (408) 945-9644

     with a copy to:          Wilson Sonsini Goodrich & Rosati, P.C.
                              650 Page Mill Road
                              Palo Alto, CA 94304-1050
                              Attention:  Frances S. Currie, Esq.
                              Telephone:  (415) 493-9300
                              Telecopy:  (415) 493-6811

     If to Censtor:           Censtor Corporation
                              530 Race Street
                              San Jose, CA  95126
                              Attention:  Garry A. Garrettson, President &
                                                                    CEO
                              Telephone:  (408) 298-8400
                              Telecopy:  (408) 288-9910

     with a copy to:          Heller, Ehrman, White & McAuliffe
                              525 University Avenue
                              Palo Alto, California 94301-1900
                              Attention:  Matthew P. Quilter, Esq.
                              Telephone:  (415) 324-7000
                              Telecopy:  (415) 324-0638

     9.5 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of California; provided, however, that all questions with respect to validity of any copyrights or copyright applications shall be determined in accordance with the laws of the respective country in which such copyright or copyright applications shall have been granted or filed, as applicable.

     9.6 Dispute Resolution The parties shall resolve any disputes arising under this Agreement utilizing the following procedures:

     (i) If a party shall make a written claim hereunder, the other party shall have thirty (30) days to respond in a written statement. If after such thirty (30) day period there remains a dispute as to any claims, the parties shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

     (ii) If no such agreement can be reached after good faith negotiation, either party may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three (3) arbitrators. Within fifteen (15) days after such written notice is sent, RRC and the Censtor shall each select one (1) arbitrator, and the two (2) arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim shall be binding and conclusive upon the parties to this Agreement.

     (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara, California under the commercial rules then in effect of the American Arbitration Association. For purposes of this
     Section 9.6, in any arbitration hereunder in which any claim or the amount thereof is at issue, a party shall be deemed to be the Non-Prevailing Party unless the arbitrators award such party more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; in that event, the other party shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorney's fees and costs, reasonably incurred by the other party to the arbitration.

     9.7 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or employee of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

     9.8 Bankruptcy Code. All rights and licenses granted under or pursuant to this Agreement by Censtor to RRC are and shall otherwise be deemed for the purposes of Section 365(n) of the United States Bankruptcy Code, 11 U.S.C. Section 101, et seq. (the "Bankruptcy Code"), licenses of rights to "intellectual property" as defined under
     Section 101(56) of the Bankruptcy Code. The parties agree that RRC, as a licensee of such rights and licenses, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.

     9.9 No Waiver. A waiver, express or implied, by either party of any right under this Agreement or of any failure to perform or breach hereof by the other party hereto shall not constitute or be deemed to be a waiver of any other right hereunder or of any other failure to perform or breach hereof by such other party, whether of a similar or dissimilar nature thereto.

     9.10 Headings. Headings included herein are for convenience only, do not form a part of this Agreement and shall not be used in any way to construe or interpret this Agreement.

     9.11 Severability. If any provision of this Agreement shall be found by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so reformable, so as not to affect the validity or enforceability of the remainder of this Agreement, provided that the reformation complies with the intent of the parties.

     9.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement.

Censtor Corporation ("Censtor")         Read-Rite Corporation ("RRC")


By: ______________________________ By: _______________________________

Name: ___________________________  Name: _______________________________

Title: __________________________  Title:____________________________

                     SCHEDULE 3.1 TO LICENSE AGREEMENT
                      BETWEEN CENSTOR CORPORATION AND
                       READ-RITE CORPORATION, DATED
                           _____________________


1. IBM patents with an effective filing date prior to September 1, 1991.


2. Censtor's "best knowledge" under Sections 3.1(ii) and (iii) does not include a detailed review of the copies of all third party patents within Censtor's possession.